--------------------------------------------------------------------------------
                                                                 EXHIBIT 4.6





                              FALCON HOLDING GROUP, L.P.
                              FALCON FUNDING CORPORATION

                                SERIES A AND SERIES B
                          8.375% SENIOR DEBENTURES DUE 2010


                                SERIES A AND SERIES B
                      9.285% SENIOR DISCOUNT DEBENTURES DUE 2010


                                      INDENTURE

                          ---------------------------------

                              Dated as of April 3, 1998

                          ---------------------------------

                       United States Trust Company of New York

                                       Trustee





--------------------------------------------------------------------------------

                                CROSS-REFERENCE TABLE*


TRUST INDENTURE
ACT SECTION                                                 INDENTURE SECTION

310  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (i)(b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.10
     (ii)(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
311  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (iii)(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
312  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.05
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
     (iv)(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.03
313  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
     (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10.03
     (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.07
     (v)(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06;
                                                                        11.02
     (vi)(d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.06
314  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.03;
                                                                        11.02
     (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
     (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.04
     (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (vii)(e) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.05
     (f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . NA
315  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.05,
                                                                        11.02
     (A)(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
     (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.01
     (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.11
316  (a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . 2.09
     (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.05
     (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.04
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.07
     (B)(c) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.12
317  (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.08
     (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.09
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.04
318  (a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01
     (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . N.A.
     (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.01


----------------------
N.A. means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                  TABLE OF CONTENTS
                                  -----------------

                                                                           Page
                                                                           ----

ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE. . . . . . . . . . . .1

     Section 1.01. Definitions.. . . . . . . . . . . . . . . . . . . . . . .1
     Section 1.02. Other Definitions.. . . . . . . . . . . . . . . . . . . 21
     Section 1.03. Incorporation by reference. . . . . . . . . . . . . . . 21
     Section 1.04. Rules of Construction.. . . . . . . . . . . . . . . . . 22

ARTICLE 2. THE DEBENTURES. . . . . . . . . . . . . . . . . . . . . . . . . 22

     Section 2.01. Form and Dating . . . . . . . . . . . . . . . . . . . . 22
     Section 2.02. Execution and Authentication. . . . . . . . . . . . . . 24
     Section 2.03. Registrar and Paying Agent. . . . . . . . . . . . . . . 24
     Section 2.04. Paying Agent to Hold Money in Trust.. . . . . . . . . . 24
     Section 2.05. Holder Lists. . . . . . . . . . . . . . . . . . . . . . 25
     Section 2.06. Transfer and Exchange.. . . . . . . . . . . . . . . . . 25
     Section 2.07. Replacement Debentures. . . . . . . . . . . . . . . . . 38
     Section 2.08. Outstanding Debentures. . . . . . . . . . . . . . . . . 38
     Section 2.09. Treasury Debentures.. . . . . . . . . . . . . . . . . . 38
     Section 2.10. Temporary Debentures. . . . . . . . . . . . . . . . . . 39
     Section 2.11. Cancellation. . . . . . . . . . . . . . . . . . . . . . 39
     Section 2.12. Defaulted Interest. . . . . . . . . . . . . . . . . . . 39


ARTICLE 3. REDEMPTION AND PREPAYMENT . . . . . . . . . . . . . . . . . . . 39

     Section 3.01. Notices to Trustee. . . . . . . . . . . . . . . . . . . 39
     Section 3.02. Selection of Debentures to Be Redeemed. . . . . . . . . 40
     Section 3.03. Notice of Redemption. . . . . . . . . . . . . . . . . . 40
     Section 3.04. Effect of Notice of Redemption. . . . . . . . . . . . . 41
     Section 3.05. Deposit of Redemption Price.. . . . . . . . . . . . . . 41
     Section 3.06. Debentures Redeemed in Part.. . . . . . . . . . . . . . 41
     Section 3.07. Optional Redemption.. . . . . . . . . . . . . . . . . . 41
     Section 3.08. Sinking Fund .. . . . . . . . . . . . . . . . . . . . . 42
     Section 3.09. Offer to Purchase by Application of Excess Proceeds.. . 42

ARTICLE 4. COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

     Section 4.01. Payment of Debentures.. . . . . . . . . . . . . . . . . 44
     Section 4.02. Maintenance of Office or Agency.. . . . . . . . . . . . 44
     Section 4.03. Reports.. . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 4.04. Compliance Certificate. . . . . . . . . . . . . . . . . 45
     Section 4.05. Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 4.06. Stay, Extension and Usury Laws. . . . . . . . . . . . . 46
     Section 4.07. Limitation on Indebtedness. . . . . . . . . . . . . . . 46
     Section 4.08. Restricted Payments.. . . . . . . . . . . . . . . . . . 48
     Section 4.09. Investments in Unrestricted Subsidiaries and
                     Affiliates. . . . . . . . . . . . . . . . . . . . . . 50
     Section 4.10. Dividend and Other Payment Restrictions
                     Affecting Subsidiaries. . . . . . . . . . . . . . . . 50
     Section 4.11. Limitation on Issuances of Guarantees by
                     Restricted Subsidiaries . . . . . . . . . . . . . . . 51
     Section 4.12. Tender and Redemption of the Notes. . . . . . . . . . . 52



     Section 4.13. Transactions with Affiliates. . . . . . . . . . . . . . 52
     Section 4.14. Limitation on Liens . . . . . . . . . . . . . . . . . . 53
     Section 4.15. Asset Sales . . . . . . . . . . . . . . . . . . . . . . 53
     Section 4.16. Limitations on Activities of FFC. . . . . . . . . . . . 54
     Section 4.17. Corporate Existence.. . . . . . . . . . . . . . . . . . 54
     Section 4.18. Offer to Repurchase Upon Change of Control. . . . . . . 54

ARTICLE 5. SUCCESSORS. . . . . . . . . . . . . . . . . . . . . . . . . . . 55

     Section 5.01. Merger, Consolidation, or Sale of Assets. . . . . . . . 55
     Section 5.02. Successor Corporation Substituted.. . . . . . . . . . . 55

ARTICLE 6. DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . 55

     Section 6.01. Events of Default.. . . . . . . . . . . . . . . . . . . 55
     Section 6.02. Acceleration. . . . . . . . . . . . . . . . . . . . . . 57
     Section 6.03. Other Remedies. . . . . . . . . . . . . . . . . . . . . 57
     Section 6.04. Waiver of Past Defaults.. . . . . . . . . . . . . . . . 57
     Section 6.05. Control by Majority.. . . . . . . . . . . . . . . . . . 58
     Section 6.06. Limitation on Suits.. . . . . . . . . . . . . . . . . . 58
     Section 6.07. Rights of Holders of Debentures to Receive Payment. . . 58
     Section 6.08. Collection Suit by Trustee. . . . . . . . . . . . . . . 59
     Section 6.09. Trustee May File Proofs of Claim. . . . . . . . . . . . 59
     Section 6.10. Priorities. . . . . . . . . . . . . . . . . . . . . . . 59
     Section 6.11. Undertaking for Costs.. . . . . . . . . . . . . . . . . 60

ARTICLE 7. TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

     Section 7.01. Duties of Trustee.. . . . . . . . . . . . . . . . . . . 60
     Section 7.02. Rights of Trustee.. . . . . . . . . . . . . . . . . . . 61
     Section 7.03. Individual Rights of Trustee. . . . . . . . . . . . . . 61
     Section 7.04. Trustee's Disclaimer. . . . . . . . . . . . . . . . . . 62
     Section 7.05. Notice of Defaults. . . . . . . . . . . . . . . . . . . 62
     Section 7.06. Reports by Trustee to Holders of the Debentures.. . . . 62
     Section 7.07. Compensation and Indemnity. . . . . . . . . . . . . . . 62
     Section 7.08. Replacement of Trustee. . . . . . . . . . . . . . . . . 63
     Section 7.09. Successor Trustee by Merger, etc. . . . . . . . . . . . 64
     Section 7.10. Eligibility; Disqualification.. . . . . . . . . . . . . 64
     Section 7.11. Preferential Collection of Claims Against the Issuers.. 64

ARTICLE 8 DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . . . . . . . 65

     Section 8.01. Termination of the Issuers' Obligations.. . . . . . . . 65
     Section 8.02. Defeasance and Discharge of Indenture.. . . . . . . . . 66
     Section 8.03. Defeasance of Certain Obligations.. . . . . . . . . . . 67
     Section 8.04. Application of Trust Money. . . . . . . . . . . . . . . 69
     Section 8.05. Repayment to the Issuers. . . . . . . . . . . . . . . . 69
     Section 8.06. Reinstatement.. . . . . . . . . . . . . . . . . . . . . 69
     Section 8.07. Insiders. . . . . . . . . . . . . . . . . . . . . . . . 70

ARTICLE 9. AMENDMENT, SUPPLEMENT AND WAIVER. . . . . . . . . . . . . . . . 70

     Section 9.01. Without Consent of Holders of Debentures. . . . . . . . 70



     Section 9.02. With Consent of Holders of Debentures.. . . . . . . . . 71
     Section 9.03. Compliance with Trust Indenture Act.. . . . . . . . . . 72
     Section 9.04. Revocation and Effect of Consents.. . . . . . . . . . . 72
     Section 9.05. Notation on or Exchange of Debentures.. . . . . . . . . 72
     Section 9.06. Trustee to Sign Amendments, etc.. . . . . . . . . . . . 73

ARTICLE 10. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . 73

     Section 10.01. Trust Indenture Act Controls.. . . . . . . . . . . . . 73
     Section 10.02. Notices. . . . . . . . . . . . . . . . . . . . . . . . 73
     Section 10.03. Communication by Holders of Debentures with
                      Other Holders of Debentures. . . . . . . . . . . . . 74
     Section 10.04. Certificate and Opinion as to Conditions Precedent.. . 74
     Section 10.05. Statements Required in Certificate or Opinion. . . . . 75
     Section 10.06. Rules by Trustee and Agents. . . . . . . . . . . . . . 75
     Section 10.07. No Personal Liability of Partners, Equityholders,
                      Directors, Officers Or Employees.. . . . . . . . . . 75
     Section 10.08. Governing Law. . . . . . . . . . . . . . . . . . . . . 75
     Section 10.09. No Adverse Interpretation of Other Agreements. . . . . 76
     Section 10.10. Successors.. . . . . . . . . . . . . . . . . . . . . . 76
     Section 10.11. Severability.. . . . . . . . . . . . . . . . . . . . . 76
     Section 10.12. Counterpart Originals. . . . . . . . . . . . . . . . . 76
     Section 10.13. Table of Contents, Headings, etc.. . . . . . . . . . . 76


EXHIBITS


     Exhibit A      FORMS OF DEBENTURES
     Exhibit B      FORM OF CERTIFICATE OF TRANSFER
     Exhibit C      FORM OF CERTIFICATE OF EXCHANGE
     Exhibit D      FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
                    ACCREDITED INVESTOR
     Exhibit E      FORM OF SUPPLEMENTAL INDENTURE

                INDENTURE dated as of April 3, 1998, among Falcon Holding Group, L.P. a Delaware limited partnership ("FHGLP"), Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers"), and United States Trust Company of New York, as trustee (the "Trustee").

                The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of (i) the 8.375% Series A Senior Debentures due 2010 (the "Series A Senior Debentures") and the 8.375% Series B Senior Debentures due 2010 (the "Series B Senior Debentures" and, together with the Series A Senior Debentures, the "Senior Debentures") and (ii) the 9.285% Series A Senior Discount Debentures due 2010 (the "Series A Senior Discount Debentures") and the 9.285% Series B Senior Discount Debentures due 2010 (the "Series B Senior Discount Debentures" and, together with the Series A Senior Discount Debentures, the "Senior Discount Debentures"). The Senior Debentures and the Senior Discount Debentures are collectively referred to herein as the "Debentures."

                                      ARTICLE 1.
                      DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS.

                "144A GLOBAL DEBENTURE" means the 144A Global Senior Debenture or the 144A Global Senior Discount Debenture, as the context may require.

                "144A GLOBAL SENIOR DEBENTURE" means a global Senior Debenture in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the aggregate outstanding principal amount of the Senior Debentures sold in reliance on Rule 144A.

                "144A GLOBAL SENIOR DISCOUNT DEBENTURE" means a global Senior Discount Debenture in the form of Exhibit A-2 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the aggregate outstanding principal amount at maturity of the Senior Discount Debentures sold in reliance on Rule 144A.

                "ACCRETED VALUE" means with respect to any Senior Discount Debenture, as of any specified date on or prior to April 15, 2003, the amount provided below for each $1,000 principal amount at maturity of Senior Discount
Debentures:

                (i) if the specified date occurs on one of the following dates after the Issue Date (each a "Semiannual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semiannual Accrual Date:



                                                                     ACCRETED
                SEMIANNUAL ACCRUAL DATE                                VALUE
                 -----------------------                            -----------

                Issue Date . . . . . . . . . . . . . . . . . . .      $633.29
                October 15, 1998 . . . . . . . . . . . . . . . .      $664.70
                April 15, 1999 . . . . . . . . . . . . . . . . .      $695.56
                October 15, 1999 . . . . . . . . . . . . . . . .      $727.85
                April 15, 2000 . . . . . . . . . . . . . . . . .      $761.64
                October 15, 2000 . . . . . . . . . . . . . . . .      $797.00
                April 15, 2001 . . . . . . . . . . . . . . . . .      $834.00
                October 15, 2001 . . . . . . . . . . . . . . . .      $872.72
                April 15, 2002 . . . . . . . . . . . . . . . . .      $913.23
                October 15, 2002 . . . . . . . . . . . . . . . .      $955.63
                                                                      --------
                April 15, 2003 . . . . . . . . . . . . . . . . .    $1,000.00


                (ii) if the specified date occurs before October 15, 1998, the Accreted Value will equal the sum of (a) $633.29 and (b) an amount equal to the product of (1) the Accreted Value on October 15, 1998 less $633.29 MULTIPLIED BY (2) a fraction, the numerator of which is the number of days from the Issue Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from the Issue Date to the first Semiannual Accrual Date, using a 360-day year of twelve 30-day months; or

                (iii) if the specified date occurs between two Semiannual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semiannual Accrual Date immediately preceding such specified date and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semiannual Accrual Date less the Accreted Value for the immediately preceding Semiannual Accrual Date MULTIPLIED BY (2) a fraction, the numerator of which is the number of days from the immediately preceding Semiannual Accrual Date to the specified date, using a 360-day year of 12 30-day months; PROVIDED, HOWEVER, that, for any date after April 15, 2003, the Accreted Value with respect to each $1,000 principal amount at maturity of Senior Discount Debentures will be $1,000; PROVIDED, FURTHER, that, notwithstanding any other provision of this definition, if the Issuers elect to commence the accrual of cash interest on a Semiannual Accrual Date, the Accreted Value of a Senior Discount Debenture will thereafter be the Accreted Value of such Senior Discount Debenture as specified in clause (i) above on such Semiannual Accrual Date.

                "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person
(a) existing at the time such Person is merged with or into the Company or a Subsidiary of the Company or becomes a Subsidiary of the Company or (b) assumed in connection with the acquisition of assets from such Person, and not Incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary or such acquisition of assets.

                "ADDITIONAL DEBENTURES" means Additional Senior Debentures or Additional Senior Discount Debentures, as the context may require.

                "ADDITIONAL SENIOR DEBENTURES" means all Senior Debentures (other than the Initial Senior Debentures) issued under this Indenture in accordance with Sections 2.02 and 4.07 hereof.

                "ADDITIONAL SENIOR DISCOUNT DEBENTURES" means all Senior Discount Debentures (other than the Initial Senior Discount Debentures) issued under this Indenture in accordance with Sections 2.02 and 4.07 hereof.

                "AFFILIATE" means, as applied to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                "AGENT" means any Registrar, Paying Agent or co-registrar.

                "ANNUALIZED OPERATING CASH FLOW" means, for any Person and for any fiscal quarter, an amount equal to Operating Cash Flow of such Person for such quarter multiplied by four.

                "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Debenture, the rules and procedures of the Depository, Euroclear and Cedel that apply to such transfer or exchange.

                "ASSET DISPOSITION" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) (i) of all or substantially all of the Capital Stock of any Restricted Subsidiary, or (ii) of all or substantially all of the assets that constitute a division or line of business of the Company or of any Restricted Subsidiary, or (iii) of any cable television system.

                "ASSET SALE" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction but excluding any exchange of assets (including an exchange of assets in which no more than 30% of the value of the consideration paid or received by the Company or a Restricted Subsidiary in connection therewith consists of cash or Cash Equivalents); PROVIDED that the fair market value of the consideration received by the Company in connection with such exchange of assets is at least equal to the fair market value of the assets transferred by the Company in connection with such exchange) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Section 5.01 hereof; PROVIDED that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets with a fair market value not in excess of $1.0 million in any transaction or series of related transactions, (c) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 4.08 hereof, (d) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause B of the second sentence of
Section 4.15 hereof or (e) sales, transfers or other dispositions of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or its Restricted Subsidiaries.

                "AVERAGE LIFE" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (B) the amount of such principal payment by (ii) the sum of all such principal payments.

                "BANK CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement, dated as of July 12, 1996, among Falcon Cable Media, a California Limited Partnership, Falcon Cable Systems Company II, L.P., Falcon Cablevision, a California Limited Partnership, Falcon Community Cable, L.P., Falcon Community Ventures I Limited Partnership, Falcon First, Inc., Falcon Telecable, a California Limited Partnership, Falcon Telecom, L.P., the First National Bank of Boston, as Managing Agent, Toronto-Dominion (Texas) Inc., as Administrative Agent, and NationsBank of Texas, N.A., as Syndication Agent, including any deferrals, renewals, extensions, restatements, replacements, restructurings, refinancings or refundings thereof or amendments, modifications or supplements thereto, and any agreement or agreements providing therefor, whether involving one or more members of the Restricted Group, whether by or with the same or any other lender, creditor, group or groups of lenders or group or groups of creditors, and including related notes, guarantee and security agreements and other instruments and agreements executed in connection therewith.

                "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                "BOARD OF DIRECTORS" means (i) subject to clause (iv) below, in the case of a Person that is a partnership, the board of directors of such Person's corporate general partner (or if such general partner is itself a partnership, the board of directors of such general partner's corporate general partner), (ii) in the case of a Person that is a corporation, the board of directors of such Person, (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorizing committee thereof responsible for the management of the business and affairs of such Person and (iv) in the case of FHGLP, the Board of Representatives of FHGLP established pursuant to Section 11.4 of the Partnership Agreement (but only for so long as such Board of Representatives remains in existence).

                "BUSINESS DAY" means any day other than a Legal Holiday.

                "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or other equity interests, including, without limitation, partnership interests, whether now outstanding or issued after the Issue Date.

                "CAPITALIZED LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                "CAPITALIZED LEASE OBLIGATION" means the discounted present value of the rental obligations under a Capitalized Lease.

                "CASH EQUIVALENTS" means (i) any security maturing not more than six months after the date of acquisition issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America,
(ii) any certificate of deposit, time deposit, money market account or bankers' acceptance maturing not more than six months after the date of acquisition issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Rating Services, or any successor rating agency and (iii) commercial paper maturing not more than three months after the date of acquisition issued by any corporation (other than an Affiliate of the Issuers) organized and existing under the laws of the United States of America with a rating, at the time of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Rating Services or any successor rating agency.

                "CASH FLOW RATIO" means, as at any date, the ratio of (i) the sum of the aggregate outstanding principal amount of all Indebtedness (or, if the terms of such Indebtedness provide that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof, the aggregate outstanding accreted value of such Indebtedness at the date of determination) of the Company and the Restricted Subsidiaries determined on a consolidated basis, but excluding all obligations under Interest Rate Agreements entered into by the Company or any Restricted Subsidiary outstanding on such date, plus (but without duplication of Indebtedness supported by letters of credit) the aggregate undrawn face amount of all letters of credit outstanding on such date to (ii) Annualized Operating Cash Flow of the Company and its Restricted Securities determined as at the last day of the most recently completed fiscal quarter. In calculating the "Cash Flow Ratio" as of any particular date (the "Determination Date") Annualized Operating Cash Flow shall be determined on the basis of the most recently completed fiscal quarter (the "Measurement Period"). For purposes of calculating Annualized Operating Cash Flow for the Measurement Period associated with a Determination Date, (i) any Person that is a Restricted Subsidiary on the Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Annualized Operating Cash
Flow) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (ii) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such Annualized Operating Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period and
(iii) if the Company or any Restricted Subsidiary shall have in any manner
(x) acquired (including through the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Disposition or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such period and on or prior to such Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case of an acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Disposition or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.

                "CEDEL" means Cedel Bank, SA.

                "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the outstanding Voting Stock of the Company or Falcon, as the case may be, and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company or Falcon, as the case may be, on a fully diluted basis, than is held by the Permitted Holders in the aggregate on such date and, in the case of the Company (if the Company is then a partnership), any Person other than a Permitted Holder is a managing general partner of the Company; (b) the Company or Falcon, as the case may be, consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company or Falcon, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or Falcon, as the case may be, is converted into or exchanged for cash, securities or other property and, immediately after such transaction, the Permitted Holders in the aggregate or the holders of the Voting Stock of the Company or Falcon, as the case may be, immediately prior thereto own, directly or indirectly, less than 35% of the total voting power of the outstanding Voting Stock of the surviving or transferee Person and, in the case of the Company (if the Company is then a partnership), any Person other than a Permitted Holder is a managing general partner of the Company; (c) the sale, lease or transfer, conveyance or other disposition (other than by way of a merger, consolidation, liquidation or dissolution), in one or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(e) of the Exchange Act) other than to one or more Permitted Holders, (e) the first day on which the Company or any successor thereto pursuant to Section 5.01 hereof fails to own 100% of the issued and outstanding Capital Stock of FFC, (f) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or Falcon, as the case may be (together with any new directors whose election to such Board of Directors was approved by the Permitted Holders or by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company or Falcon, as the case may be, then in office in any such case in connection with any actual or threatened solicitation of proxies or consents.

                "COMPANY" means FHGLP or any Person that is a successor to FHGLP pursuant to, and in accordance with, Section 5.01 hereof.

                "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the aggregate amount of interest in respect of Indebtedness (including amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and the net costs associated with Interest Rate Agreements, but excluding interest and fees on any letter of credit, bond, performance bond, performance guarantee or similar obligation incurred in connection with the day-to-day operations of its business to secure the performance of a cable television franchise, pole attachment agreement, lease or other similar agreement incurred in the ordinary course of such business) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by such Person and its consolidated subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP.

                "CONSOLIDATED NET TANGIBLE ASSETS" of any Person means, as of any date, (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted

Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

                "CONTRIBUTION AGREEMENT" means that certain Contribution and Purchase Agreement, dated as of December 30, 1997, by and among FHGLP, New Falcon, Falcon, TCI Falcon Holdings, LLC, Belo Ventures, Inc. and the other parties that are signatories thereto, as amended and in effect on the Issue Date.

                "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 10.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

                "CUMULATIVE CASH FLOW CREDIT" means cumulative Operating Cash Flow during the period commencing on the Issue Date and ending on the last day of the most recent month preceding the date of the proposed Restricted Payment for which financial information is available or, if cumulative Operating Cash Flow for such period is negative, minus the amount by which cumulative Operating Cash Flow is less than zero.

                "CUMULATIVE INTEREST EXPENSE" means, for the period commencing on the Issue Date and ending on the last day of the most recent month preceding the proposed Restricted Payment for which financial information is available, the aggregate of the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including interest expense attributable to Capitalized Lease Obligations.

                "CUSTODIAN" means the Trustee, as custodian with respect to the Debentures in global form, or any successor entity thereto.

                "DEBENTURES" has the meaning assigned to it in the preamble to this Indenture.

                "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                "DEFINITIVE DEBENTURE" means a certificated Debenture registered in the name of the Holder thereof and issued in accordance with
Section 2.06 hereof, in the form of Exhibit A-1 or A-3 hereto except that such Debenture shall not bear the Global Debenture Legend and shall not have the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto.

                "DEPOSITARY" means, with respect to the Debentures issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Debentures, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

                "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

                "EXCHANGE DEBENTURES" means the Debentures issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

                "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

                "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under pressure or compulsion to complete the transaction; PROVIDED, HOWEVER, that the Fair Market Value of any such asset or assets shall be determined by the Board of Directors of the Company, acting in good faith.

                "FALCON" means Falcon Holding Group, Inc., a California corporation and the managing general partner of FHGLP, and, as the context may require, its successors and assigns.

                "FALCON INVESTORS PARTNERSHIP" means the limited partnership, if any, created by the partners of FHGLP under Section 7.8 of the Partnership Agreement as in effect on the Issue Date.

                "FFC" has the meaning assigned to it in the preamble.

                "FHGLP" has the meaning assigned to it in the preamble.

                "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

                "GLOBAL DEBENTURE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Debentures issued under this Indenture.

                "GLOBAL DEBENTURES" means, individually and collectively, each of the Restricted Global Debentures and the Unrestricted Global Debentures, in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

                "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business or obligations assuring the performance of an obligor in connection with a letter of credit, bond, performance bond, performance guarantee or similar obligation incurred in connection with the day-to-day operations of its business to secure the performance of a cable television franchise, pole attachment agreement, lease or other similar agreement incurred in the ordinary course of such business. The term "Guarantee" used as a verb has a corresponding meaning.

                "HOLDER" means a Person in whose name a Debenture is registered.

                "INCUR" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.


                "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) debt of such Person for borrowed money, debt of such Person that represents the deferred purchase price of property, and similar monetary obligations of such Person that are evidenced by bonds, notes, debentures, or other instruments and Capitalized Lease Obligations, but excluding liabilities or obligations with respect to subscriber deposits, obligations under Interest Rate Agreements, accrued interest, other accrued expenses, trade accounts payable, and other similar items, (b) guarantees, endorsements, and other contingent obligations of such Person, whether direct or indirect, in respect of liabilities of any other Person of any of the types described in clause (a) above (other than endorsements for collection or deposit in the ordinary course of business), and (c) liabilities of any other Person of any of the types described in clause (a) above to the extent secured by a Lien on any asset of such Person but, if such liabilities are otherwise non-recourse to such Person, only to the extent of the lesser of (x) the Fair Market Value of such asset at the time of determination and (y) the amount of such liabilities; PROVIDED, HOWEVER, that Indebtedness of any Person shall not include liabilities or obligations arising under any letter of credit, bond, performance bond, performance guarantee or similar obligation securing the obligations of such Person under any cable television franchise, pole attachment agreement, lease, or other similar agreement incurred in the ordinary course of its business entered into in connection with the day-to-day operations of such business.

                "INDENTURE" means this Indenture, as amended or supplemented from time to time.

                "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Debenture through a Participant.

                "INITIAL DEBENTURES" means the Initial Senior Debentures or the Initial Senior Discount Debentures, as the context may require.

                "INITIAL SENIOR DEBENTURES" means $375,000,000 in aggregate principal amount of Senior Debentures issued under this Indenture on the date hereof.

                "INITIAL SENIOR DISCOUNT DEBENTURES" means $435,250,000 in aggregate principal amount at maturity of Senior Discount Debentures issued under this Indenture on the date hereof.

                "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, and which is not also a QIB.

                "INTEREST PAYMENT DATE" means April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day

                "INTEREST RATE AGREEMENT" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in interest rates.

                "INVESTMENT" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers, suppliers or contractors in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and
(ii) the Fair Market Value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary.

                "ISSUE DATE" means the date of original issuance of the Debentures under this Indenture.

                "ISSUERS" has the meaning assigned to it in the preamble.

                "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Issuers and sent to all Holders for use by such Holders in connection with the Exchange Offer.

                "LIEN" means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of a security interest and any agreement to give any security interest). A Person shall be deemed to own subject to a lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement.

                "NATHANSON FAMILY INVESTORS" means Marc B. Nathanson, Greg Nathanson (the brother of Marc B. Nathanson), Liliane Vladimirschi (the sister-in-law of Marc B. Nathanson), any of their respective spouses, estates, lineal descendants (including adoptive children), heirs, executors, personal representatives, administrators, trusts for any of their benefit, and charitable foundations to which Voting Stock of the Company or any successor thereto beneficially owned by any of the foregoing have been transferred and corporations and partnerships in which one or more of the foregoing own more than 51% of the Voting Stock.

                "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable), including without limitation, distributions by the Company or a Restricted Subsidiary pursuant to clause (iv) of the third paragraph set forth under Section 4.08 hereof as a result of such Asset Sale, without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP.

                "NEW CREDIT FACILITY" means that certain revolving and term loan credit facility, in an aggregate principal amount of $1.3 billion and the related acquisition facility, in an aggregate principal amount of $200.0 million, described in that certain Commitment Letter, dated as of March 12, 1998, among FHGLP, BankBoston, N.A., NationsBank of Texas, N.A., Toronto Dominion (Texas) Inc., Bank of America NT&SA, The Chase Manhattan Bank, BancBoston Securities, Inc., NationsBanc Montgomery Securities, LLC, TD Securities (USA) Inc., BancAmerica Robertson Stephens and Chase Securities, Inc., including any deferrals, renewals, extensions, restatements, replacements, refinancings, restructurings or refundings thereof or amendments, modifications or supplements thereto, and any agreement or agreements providing therefor, whether involving one or members of the Restricted Group, whether by or with the same or any other lender, creditor, group or groups of lenders or group or groups of creditors, and including related notes, guarantee and security agreements and other instruments and agreements executed in connection therewith.

                "NEW FALCON" means Falcon Communications, L.P., a California limited partnership.

                "NEW FALCON II" means Falcon Cable Communications, LLC, a limited liability company to which New Falcon will contribute substantially all of its assets immediately following the consummation of the TCI Transaction.

                "NON-U.S. PERSON" means a Person who is not a U.S. Person.

                "NOTES" means the 11% Senior Subordinated Notes due 2003 of the Company.

                "NOTES INDENTURE" means the Indenture dated as of March 29, 1993, between the Company and United States Trust Company of New York, as trustee, relating to the Notes, as amended as of the Issue Date.

                "OFFER TO PURCHASE" means an offer by the Issuers to purchase Debentures from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) the covenant pursuant to which the offer is being made and that all Debentures validly tendered will be accepted for payment on a pro rata basis; (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date"); (iii) that any Debenture not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Issuers default in the payment of the purchase price, any Debenture accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest or accrete Accreted Value, as applicable, on and after the Payment Date; (v) that Holders electing to have a Debenture purchased pursuant to the Offer to Purchase will be required to surrender the Debenture, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Debenture completed, to the

Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Debentures delivered for purchase and a statement that such Holder is withdrawing his election to have such Debentures purchased; and (vii) that Holders whose Debentures are being purchased only in part will be issued new Debentures equal in principal amount or Accreted Value, as applicable, to the principal amount or Accreted Value, as applicable, of the unpurchased portion of the Debentures surrendered; PROVIDED that each Debenture purchased and each new Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Issuers shall (i) accept for payment on a pro rata basis Debentures or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Debentures or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Debentures or portions thereof so accepted together with an Officers' Certificate specifying the Debentures or portions thereof accepted for payment by the Issuers. The Paying Agent shall promptly mail to the Holders of Debentures so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Debenture equal in principal amount to any unpurchased portion of the Debenture surrendered; PROVIDED that each Debenture purchased and each new Debenture issued shall be in a principal amount of $1,000 or integral multiples thereof. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Issuers will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Issuers are required to repurchase Debentures pursuant to an Offer to Purchase.

                "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

                "OFFICERS' CERTIFICATE" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements of
Section 10.05 hereof.

                "OPERATING CASH FLOW" means, for any Person, for any period, an amount equal to (i) the net income (or loss) of such Person (exclusive of any extraordinary gain or loss and of any gain or loss realized in such period upon an Asset Disposition), plus (ii) the sum of depreciation, amortization, income tax expense, Consolidated Interest Expense and other non-cash charges, in each case to the extent deducted in determining such net income, and any one-time payments under deferred compensation plans or arrangements (PROVIDED that such payments are not made under such plans or arrangements more than three times), minus (iii) all non-cash items increasing such net income for such period, all as determined on a consolidated basis in accordance with GAAP consistently applied, except that with respect to the Restricted Group, each of the foregoing shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only; PROVIDED, HOWEVER, that (A) the portion of net income (or loss) attributable to minority interests in Persons shall be included in such net income (or loss) only to the extent that cash dividends or distributions have actually been received by such Person or one of its Restricted Subsidiaries and (B) the net income (or loss) of the Company shall include the amount of all cash dividends received by the Company or any of its Restricted Subsidiaries from an Unrestricted Subsidiary.

                "OPINION OF COUNSEL" means an opinion from legal counsel that meets the requirements of Section 10.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Subsidiary of the Issuers or the Trustee.

                "PARTICIPANT" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

                "PARTICIPATING BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

                "PARTNERSHIP AGREEMENT" means the Third Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 28, 1995, as amended and in effect as of the Issue Date.

                "PERMITTED HOLDERS" means any of (a) Falcon for so long as a majority of the voting power of the voting Capital Stock of such Person is beneficially owned by any of the Persons listed in the other clauses of this definition, (b) any Nathanson Family Investor, (c) TCI and TCI Communications, Inc., a Delaware corporation, (d) any Person in which TCI is the owner, directly or indirectly, of at least 25% of the outstanding equity of such Person, and
(e) any Person controlling, controlled by or under common control with any other Person described in clauses (a)-(d) of this definition; PROVIDED, that for purposes of calculating the amount of Voting Stock in any Person held by Permitted Holders, Voting Stock held by directors and executive officers of Falcon shall be deemed to be held by Permitted Holders.

                "PERMITTED INVESTMENTS" means (a) Cash Equivalents,
(b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits, (c) loans and advances to employees made in the ordinary course of business not to exceed $10.0 million in the aggregate at any one time outstanding, (d) Interest Rate Agreements, (e) transactions with officers, directors and employees of the Company, Falcon or any Restricted Subsidiary entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such director or employee),
(f) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith, (g) Investments in any Restricted Subsidiary and (h) the deposit of proceeds from an asset sale or other disposition with a "qualified intermediary," "qualified trustee" or similar person for purposes of facilitating a like kind exchange under applicable provisions of the Internal Revenue Code of 1986, as amended.

                "PERMITTED LIENS" means the following types of Liens:

                (a)     Liens existing on the Issue Date;

                (b) Liens on shares of the capital stock of an entity that is not a Restricted Subsidiary, which Liens solely secure a guarantee by the Company or a Restricted Subsidiary, or both, of Indebtedness of such entity;

                (c) Liens on Receivables and Related Assets (and proceeds thereof) securing only Indebtedness otherwise permitted to be incurred by a Restricted Subsidiary;

                (d) Liens on shares of the Capital Stock or assets of a Subsidiary of the Company securing Indebtedness under the Bank Credit Agreement, the New Credit Facility or any renewal, replacement or restructuring of the Bank Credit Agreement or New Credit Facility or with respect to any other Indebtedness that a Subsidiary is permitted to incur pursuant to the provisions of this Indenture;

                (e) Liens granted in favor of the Company or any Restricted Subsidiary;

                (f)     Liens securing the Debentures;

                (g) Liens securing Acquired Indebtedness created prior to (and not in connection with or in contemplation of) the incurrence of such Indebtedness by the Company or a Restricted Subsidiary; PROVIDED, that such Lien does not extend to any property or assets of the Company or any Restricted Subsidiary other than the assets acquired in connection with the incurrence of such Acquired Indebtedness;

                (h) Liens securing obligations under Interest Rate Agreements or "margin stock", as defined in Regulations G and U of the Board of Governors of the Federal Reserve System;

                (i) Statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

                (j) Liens of taxes, assessments, government charges or claims not yet due or that are being contested in good faith by appropriate proceedings;

                (k) Zoning restrictions, easements, rights-of-way, restrictions under cable television franchises or other governmental licenses or authorizations, restrictions and other similar charges or encumbrances or minor defects in title not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

                (l) Liens arising by reason of any judgment, decree or order of any court, arbitral tribunal or similar entity so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                (m) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar legislation;

                (n) Liens securing the performance of bids, tenders, leases, contracts, franchises, public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business;

                (o) Leases under which the Company or any Restricted Subsidiary is the lessee or the lessor in the ordinary course of business;

                (p) Purchase money mortgages or other purchase money liens (including without limitation any Capitalized Lease Obligations) upon any fixed or capital assets acquired after the Issue Date or purchase money mortgages (including without limitation Capitalized Lease Obligations) on any such assets, whether or not assumed, existing at the time of acquisition of such assets, whether or not assumed, so long as (i) such mortgage or lien does not extend to or cover any other asset of the Company or any Restricted Subsidiary and
(ii) such mortgage or lien secures the obligation to pay the purchase price of such asset, interest thereon and other charges incurred in connection therewith (or the obligation under such Capitalized Lease Obligation) only;

                (q) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                (r) Liens encumbering deposits made to secure obligations arising under statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

                (s) Liens to secure other Indebtedness; PROVIDED, HOWEVER, that the principal amount of any Indebtedness secured by such Liens, together with the principal amount of any Indebtedness incurred under this clause (s) as permitted by clause (t) below (and successive refinancings thereof), may not exceed 15% of the Company's Consolidated Net Tangible Assets as of the last day of the Company's most recently completed fiscal year for which financial information is available; and

                (t) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (s); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

                "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

                "PLACEMENT AGENT" shall mean any of the Placement Agents as such term is defined in the Registration Rights Agreement.

                "PRIVATE PLACEMENT LEGEND" means the legend set forth in
Section 2.06(g)(i) to be placed on all Debentures issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

                "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                "RECEIVABLES AND RELATED ASSETS" means (i) accounts receivable, instruments, chattel paper, obligations, general intangibles, equipment and other similar assets, including interests in merchandise or goods, the sale or lease of which gives rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections and other related assets,
(ii) equipment, (iii) inventory and (iv) proceeds of all of the foregoing.

                "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock of any Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed (in whole or in part) prior to the Stated Maturity of the Debentures or is redeemable (in whole or in part) at the option of the holder thereof at any time prior to the Stated Maturity of the Debentures.

                "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of April 3, 1998, among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Debentures, one or more registration rights agreements between the Issuers and the other parties thereto, as such agreements may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Debentures to register such Additional Debentures under the Securities Act.

                "REGULATION S" means Regulation S promulgated under the Securities Act.

                "REGULATION S GLOBAL DEBENTURE" means a Regulation S Global Senior Debenture or a Regulation S Global Senior Discount Debenture, as the context may require.

                "REGULATION S GLOBAL SENIOR DEBENTURE" means a Regulation S Temporary Global Senior Debenture or Regulation S Permanent Global Senior Debenture, as the context may require.

                "REGULATION S GLOBAL SENIOR DISCOUNT DEBENTURE" means a Regulation S Temporary Global Senior Discount Debenture or Regulation S Permanent Global Senior Discount Debenture, as the context may require.

                "REGULATION S PERMANENT GLOBAL DEBENTURE" means a Regulation S Permanent Global Senior Debenture or a Regulation S Permanent Global Senior Discount Debenture, as the context may require.

                "REGULATION S TEMPORARY GLOBAL DEBENTURE" means a Regulation S Temporary Global Senior Debenture or a Regulation S Temporary Global Senior Discount Debenture, as the context may require.

                "REGULATION S PERMANENT GLOBAL SENIOR DEBENTURE" means a permanent global Senior Debenture in the form of Exhibit A-1 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the aggregate outstanding principal amount of the Regulation S Temporary Global Senior Debenture upon expiration of the Restricted Period.

                "REGULATION S PERMANENT GLOBAL SENIOR DISCOUNT DEBENTURE" means a permanent global Senior Discount Debenture in the form of Exhibit A-2 hereto bearing the Global Debenture Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the aggregate outstanding principal amount at maturity of the Regulation S Temporary Global Senior Discount Debenture upon expiration of the Restricted Period.

                "REGULATION S TEMPORARY GLOBAL SENIOR DEBENTURE" means a temporary global Senior Debenture in the form of Exhibit A-3 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the aggregate outstanding principal amount of the Senior Debentures initially sold in reliance on Rule 903 of Regulation S.

                "REGULATION S TEMPORARY GLOBAL SENIOR DISCOUNT DEBENTURE" means a temporary global Senior Discount Debenture in the form of Exhibit A-4 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the aggregate outstanding principal amount at maturity of the Senior Debentures initially sold in reliance on Rule 903 of Regulation S.

                "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                "RESTRICTED DEFINITIVE DEBENTURE" means a Definitive Debenture bearing the Private Placement Legend.

                "RESTRICTED GLOBAL DEBENTURE" means a Global Debenture bearing the Private Placement Legend.

                "RESTRICTED GROUP" means, collectively, the Company and its Restricted Subsidiaries.

                "RESTRICTED PAYMENT" means (subject to the provisions of Section 4.08 hereof):

                (a)     any Stock Payment by the Company or any Restricted
Subsidiary;

                (b) any direct or indirect payment to redeem, purchase, defease or otherwise acquire or retire for value, or permit any Restricted Subsidiary to redeem, purchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate in right of payment to the Debentures; or

                (c) any direct or indirect payment to redeem, purchase, defease or otherwise acquire or retire for value any Redeemable Capital Stock at its mandatory redemption date or other maturity date; PROVIDED, HOWEVER, that the redemption, purchase, defeasance or other acquisition or retirement of Redeemable Capital Stock at its mandatory redemption or other maturity date shall not be a Restricted Payment if and to the extent any Indebtedness incurred to finance all or a portion of the purchase or redemption price does not have a final scheduled maturity date, or permit redemption at the option of the holder thereof, earlier than the final scheduled maturity of such Debenture.

                Notwithstanding the foregoing, Restricted Payments shall not include (x) payments by any Restricted Subsidiary to the Company or any other Restricted Subsidiary or (y) any Investment or designation of a Restricted Subsidiary as an Unrestricted Subsidiary permitted under the covenant set forth in Section 4.09 hereof.

                "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

                "RESTRICTED SUBSIDIARY" means any subsidiary of the Company which is not designated an Unrestricted Subsidiary.

                "RULE 144" means Rule 144 promulgated under the Securities Act.

                "RULE 144A" means Rule 144A promulgated under the Securities
Act.


                "RULE 903" means Rule 903 of Regulation S promulgated under the Securities Act.

                "RULE 904" means Rule 904 of Regulation S promulgated the Securities Act.

                "SEC" means the Securities and Exchange Commission.

                "SECURITIES ACT" means the Securities Act of 1933, as amended.

                "SENIOR DEBENTURES" has the meaning assigned to it in the preamble.

                "SENIOR DISCOUNT DEBENTURES" has the meaning assigned to it in the preamble.

                "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                "SIGNIFICANT SUBSIDIARY" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                "STATED MATURITY," when used with respect to any Debenture or any installment of interest thereon, as the context may require, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of interest, as the context may require, is due and payable.

                "STOCK PAYMENT" means, with respect to any Person, the payment or declaration of any dividend, either in cash or in property (except dividends payable in shares of Capital Stock of such Person (other than Redeemable Capital Stock)), or the making by such Person of any other distribution, on account of any shares of any class of its Capital Stock, now or hereafter outstanding, or the redemption, purchase, retirement or other acquisition for value by such Person, directly or indirectly, of any shares of any class of its Capital Stock or any direct or indirect parent of such Person, now or hereafter outstanding.

                "SUBSIDIARY" means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, limited liability company, limited liability partnership, association, joint venture or other entity in which such Person owns more than 50% of the voting equity interests or has the power to elect a majority of the Board of Directors or other governing body; PROVIDED that a partnership of which the Company or any of its Subsidiaries is the managing general partner shall be deemed to be a Subsidiary of the Company.

                "TAX AMOUNT" means, with respect to any period, without duplication, the increase in the cumulative United States federal, state and local tax liability of holders of equity interests in the Company or a Restricted Subsidiary, as applicable (or, if such holder is a pass-through entity for United States income tax purposes, holders of its equity interests) in respect of their interests in the Company or such Restricted Subsidiary for such period plus any additional amounts payable to such holders to cover taxes arising from ownership of such equity interests, but excluding any increase in tax liability or additional amounts payable in respect of a gain realized by a partner in the Company or a Restricted Subsidiary upon the sale or other disposition by such partner of any of its partnership interests, including, without limitation, any redemption thereof by the Company, in the Company or a Restricted Subsidiary.

                "TCI" means Tele-Communications, Inc., a Delaware corporation.

                "TCI CONTRIBUTION" means the closing of the contribution by TCI Falcon Holdings, LLC to New Falcon, substantially in accordance with the Contribution Agreement, of cable television systems serving at least 230,000 basic subscribers.

                "TCI TRANSACTION" means the transactions defined as the "TCI Transaction" in the Offering Memorandum dated as of March 31, 1998, of the Issuers, with respect to the Debentures.

                "TEMPORARY CASH INVESTMENT" means any of the following:
(i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Rating Services, (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by to Standard & Poor's Rating Services or Moody's Investors Service, Inc. and (vi) other dollar denominated securities issued by any Person incorporated in the United States rated at least "A" or the equivalent by to Standard & Poor's Rating Services or at least "A2" or the equivalent by Moody's Investors Service, Inc. and in each case either (A) maturing not more than one year after the date of acquisition or
(B) which are subject to a repricing arrangement (such as a Dutch auction) not more than one year after the date of acquisition (and reprices at least yearly thereafter) which the Person making the investment believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

                "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                "UNRESTRICTED DEFINITIVE DEBENTURE" means one or more Definitive Debentures that do not bear and are not required to bear the Private Placement Legend.

                "UNRESTRICTED GLOBAL DEBENTURE" means a permanent global Debenture in the form of Exhibit A-1 or A-3 attached hereto that bears the Global Debenture Legend and that has the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Debentures that do not bear the Private Placement Legend.

                 "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly organized Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; PROVIDED that such designation would be permitted under Section 4.09 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation (x) the Company could incur $1.00 of additional Indebtedness under the first paragraph of Section 4.07 hereof and (y) no Default or Event of Default shall have occurred and be continuing or shall result as a consequence thereof. Any such designation by the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding the above, as of the Issue Date, each of the following shall be an "Unrestricted Subsidiary": (i) Enstar Communications Corporation and its Subsidiaries, (ii) Enstar Finance Company, LLC and its Subsidiaries, (iii) Falcon Lake Las Vegas Cablevision, L.P. and its Subsidiaries, (iv) Falcon Video Communications, L.P. and its Subsidiaries and
(v) Falcon/Capital Cable and its Subsidiaries.

                "U.S. GOVERNMENT OBLIGATIONS" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Senior Debentures or the Senior Discount Debentures, as the case may be, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                "U.S. PERSON" means a U.S. person as defined in Rule 902(o) of Regulation S under the Securities Act.

                "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other members of the governing body of such Person.

                 "WHOLLY OWNED" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.   OTHER DEFINITIONS.


                                                                  Defined in
               Term                                                Section
               ----                                                 -------

       "Affiliate Transaction" . . . . . . . . . . . . . . . . . . . 4.13
       "Application Period". . . . . . . . . . . . . . . . . . . . . 4.15
       "Asset Sale Offer". . . . . . . . . . . . . . . . . . . . . . 3.09
       "Authentication Order". . . . . . . . . . . . . . . . . . . . 2.02
       "Contract Period" . . . . . . . . . . . . . . . . . . . . . . 4.15
       "Covenant Defeasance" . . . . . . . . . . . . . . . . . . . . 8.03
       "DTC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.03
       "Event of Default". . . . . . . . . . . . . . . . . . . . . . 6.01
       "Excess Proceeds" . . . . . . . . . . . . . . . . . . . . . . 4.15
       "Guaranteed Indebtedness" . . . . . . . . . . . . . . . . . . 4.11
       "Legal Defeasance"  . . . . . . . . . . . . . . . . . . . . . 8.02
       "Offer Amount". . . . . . . . . . . . . . . . . . . . . . . . 3.09
       "Offer Period". . . . . . . . . . . . . . . . . . . . . . . . 3.09
       "Paying Agent". . . . . . . . . . . . . . . . . . . . . . . . 2.03
       "Permitted Indebtedness". . . . . . . . . . . . . . . . . . . 4.07
       "Purchase Date" . . . . . . . . . . . . . . . . . . . . . . . 3.09
       "Registrar" . . . . . . . . . . . . . . . . . . . . . . . . . 2.03
       "Subsidiary Guarantee". . . . . . . . . . . . . . . . . . . . 4.11


SECTION 1.03.   INCORPORATION BY REFERENCE.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                The following TIA terms used in this Indenture have the following meanings:

                "INDENTURE SECURITIES" means the Debentures;

                "INDENTURE SECURITY HOLDER" means a Holder of a Debenture;

                "INDENTURE TO BE QUALIFIED" means this Indenture;

                "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                "OBLIGOR" on the Debentures means the Issuers and any successor obligor upon the Debentures.

                All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

                Unless the context otherwise requires:

                  (1)   a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)   "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5)   provisions apply to successive events and transactions;
       and

                  (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                      ARTICLE 2.

                                    THE DEBENTURES

SECTION 2.01.  FORM AND DATING.

                (a) GENERAL. The Debentures and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication. The Debentures shall be in denominations of $1,000 and integral multiples thereof.

                The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                (b) GLOBAL DEBENTURES. Debentures issued in global form shall be substantially in the form of Exhibits A-1, A-2, A-3 or A-4 attached hereto (including the Global Debenture Legend thereon and the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Debentures issued in definitive form shall be substantially in the form of Exhibits A-1 or A-3 attached hereto (but without the Global Debenture Legend thereon and without the "Schedule of Exchanges of Interests in the Global Debenture" attached thereto). Each Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Debentures or aggregate principal amount at maturity of outstanding Senior Discount Debentures, as applicable, from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Debentures or aggregate principal amount at maturity of outstanding Senior Discount Debentures, as applicable, represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Debentures or aggregate principal amount at maturity of outstanding Senior Discount Debentures, as applicable, represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.06 hereof.

                (c) TEMPORARY GLOBAL DEBENTURES. Debentures offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Temporary Global Debenture, which shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Senior Debenture or the aggregate principal amount at maturity of the Regulation S Temporary Global Senior Discount Debenture, as applicable (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Debenture bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from each of the Issuers. Following the termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Senior Debenture shall be exchanged for beneficial interests in the applicable Regulation S Permanent Global Senior Debenture and beneficial interests in each Regulation S Temporary Global Senior Discount Debenture shall be exchanged for beneficial interests in the applicable Regulation S Permanent Global Senior Discount Debenture, in each case pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Debentures, the Trustee shall cancel the Regulation S Temporary Global Debentures. The aggregate principal amount of the Regulation S Temporary Global Senior Debenture and the Regulation S Permanent Global Senior Debenture and aggregate principal amount at maturity of the Regulation S Temporary Global Senior Discount Debenture and the Regulation S Permanent Global Senior Discount Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

                (d) EUROCLEAR AND CEDEL PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Debentures and the Regulation S Permanent Global Debentures that are held by Participants through Euroclear or Cedel Bank.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

                An Officer shall sign the Debentures for each of the Issuers by manual or facsimile signature. The Issuers' seals, if any, shall be reproduced on the Debentures and may be in facsimile form.

                If an Officer whose signature is on a Debenture no longer holds that office at the time a Debenture is authenticated, the Debenture shall nevertheless be valid.

                A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

                The Trustee shall, upon a written order of each of the Issuers signed by an Officer of such Issuer (an "Authentication Order"), authenticate Senior Debentures for original issue and may authenticate Senior Discount Debentures for original issue. The aggregate principal amount of Senior Debentures and the aggregate principal amount at maturity of Senior Discount Debentures outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

                The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

                The Issuers shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Debentures may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

                The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Debentures.

                The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Debentures.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

                The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Debentures, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary act as Paying Agent, they shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by them as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to either of the Issuers, the Trustee shall serve as Paying Agent for the Debentures.

SECTION 2.05.   HOLDER LISTS.

                The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a).
If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Debentures and the Issuers shall otherwise comply with TIA Section 312(a).

SECTION 2.06.   TRANSFER AND EXCHANGE.

                (a) TRANSFER AND EXCHANGE OF GLOBAL DEBENTURES. A Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Debentures will be exchanged by the Issuers for Definitive Debentures if (i) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 90 days after the date of such notice from the Depositary or (ii) the Issuers in their sole discretion determine that the Global Debentures (in whole but not in part) should be exchanged for Definitive Debentures and deliver a written notice to such effect to the Trustee; provided that in no event shall a Regulation S Temporary Global Debenture be exchanged by the Issuers for Definitive Debentures prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Debentures shall be issued in such names as the Depositary shall instruct the Trustee. Global Debentures also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Debenture authenticated and delivered in exchange for, or in lieu of, a Global Debenture or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Debenture. A Global Debenture may not be exchanged for another Debenture other than as provided in this Section 2.06(a); however, beneficial interests in a Global Debenture may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

                (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL DEBENTURES. The transfer and exchange of beneficial interests in the Global Debentures shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Debentures shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Debentures also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL DEBENTURE. Beneficial interests in any Restricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Debenture in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Temporary Regulation S Global Debenture may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Placement Agent). Any transfer of a beneficial interest in a Restricted Global Debenture to or from an Institutional Accredited Investor must be effected through a Placement Agent. Beneficial interests in any Unrestricted Global Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL DEBENTURES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Debenture in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Debenture shall be registered to effect the transfer or exchange referred to in
       (B)(1) above; provided that in no event shall Definitive Debentures be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Debenture prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with
       Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Debentures. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Debentures contained in this Indenture and the Debentures or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount or principal amount at maturity, as applicable, of the relevant Global Debentures pursuant to
       Section 2.06(h) hereof.

                (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL DEBENTURE. A beneficial interest in any Restricted Global Debenture may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Debenture if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                        (B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Temporary Global Debenture or a Regulation S Global Debenture, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL DEBENTURE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL DEBENTURE. A beneficial interest in any Restricted Global Debenture may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Debenture or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or
                (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                   and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Debenture has not yet been issued, the Issuers shall issue and, upon receipt of an

Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount or aggregate principal amount at maturity, as applicable, equal to the aggregate principal amount or aggregate principal amount at maturity of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                Beneficial interests in an Unrestricted Global Debenture cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Debenture.


                (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE DEBENTURES.

                (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES TO RESTRICTED DEFINITIVE DEBENTURES. If any holder of a beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Debenture, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Restricted Definitive Debenture, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                        (B)     if such beneficial interest is being
                transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C)     if such beneficial interest is being
                transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D)     if such beneficial interest is being
                transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
                (3)(a) thereof;

                        (E)     if such beneficial interest is being
                transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F)     if such beneficial interest is being
                transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G)     if such beneficial interest is being
                transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount or the aggregate principal amounts at maturity, as applicable, of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount or principal amount at maturity, as applicable. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest in a Restricted Global Debenture pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in a Regulation S Temporary Global Debenture may not be exchanged for a Definitive Debenture or transferred to a Person who takes delivery thereof in the form of a Definitive Debenture prior to
       (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES TO UNRESTRICTED DEFINITIVE DEBENTURES. A holder of a beneficial interest in a Restricted Global Debenture may exchange such beneficial interest for an Unrestricted Definitive Debenture or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                  (1) if the holder of such beneficial interest in a Restricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                  (2) if the holder of such beneficial interest in a Restricted Global Debenture proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Debenture that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item
                (4) thereof;

       and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL DEBENTURES TO UNRESTRICTED DEFINITIVE DEBENTURES. If any holder of a beneficial interest in an Unrestricted Global Debenture proposes to exchange such beneficial interest for a Definitive Debenture or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Debenture, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount or the aggregate principal amount at maturity, as applicable, of the applicable Global Debenture to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Debenture in the appropriate principal amount or principal amount at maturity, as applicable. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Debentures to the Persons in whose names such Debentures are so registered. Any Definitive Debenture issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                (d) Transfer and Exchange of Definitive Debentures for Beneficial Interests.

                (i) RESTRICTED DEFINITIVE DEBENTURES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES. If any Holder of a Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture or to transfer such Restricted Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Debenture, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Debenture proposes to exchange such Debenture for a beneficial interest in a Restricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                        (B) if such Restricted Definitive Debenture is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Debenture is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Debenture is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Debenture is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F) if such Restricted Definitive Debenture is being transferred to the Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such Restricted Definitive Debenture is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Debenture, increase or cause to be increased the aggregate principal amount of or the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Debenture, in the case of clause (B) above, the appropriate 144A Global Debenture, in the case of clause (C) above, the appropriate Regulation S Global Debenture.

                (ii) RESTRICTED DEFINITIVE DEBENTURES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL DEBENTURES. A Holder of a Restricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Restricted Definitive Debenture to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or
                (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                        (1) if the Holder of such Definitive Debentures proposes to exchange such Debentures for a beneficial interest in an Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

       and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

       Upon satisfaction of the conditions of any of the subparagraphs in this
       Section 2.06(d)(ii), the Trustee shall cancel the Definitive Debentures and increase or cause to be increased the aggregate principal amount or aggregate principal amount at maturity, as applicable, of the appropriate Unrestricted Global Debenture.

                (iii) UNRESTRICTED DEFINITIVE DEBENTURES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL DEBENTURES. A Holder of an Unrestricted Definitive Debenture may exchange such Debenture for a beneficial interest in an Unrestricted Global Debenture or transfer such Definitive Debentures to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Debenture at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Debenture and increase or cause to be increased the aggregate principal amount or aggregate principal amount at maturity, as applicable, of the appropriate Unrestricted Global Debenture.

                If any such exchange or transfer from a Definitive Debenture to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Debenture has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Debentures in an aggregate principal amount or aggregate principal amount at maturity, as applicable, equal to the principal amount or aggregate principal amount at maturity of Definitive Debentures so transferred.

                (e) TRANSFER AND EXCHANGE OF DEFINITIVE DEBENTURES FOR DEFINITIVE DEBENTURES. Upon request by a Holder of Definitive Debentures and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Debentures. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Debentures duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i) RESTRICTED DEFINITIVE DEBENTURES TO RESTRICTED DEFINITIVE DEBENTURES. Any Restricted Definitive Debenture may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Debenture if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                (ii) RESTRICTED DEFINITIVE DEBENTURES TO UNRESTRICTED DEFINITIVE DEBENTURES. Any Restricted Definitive Debenture may be exchanged by the Holder thereof for an Unrestricted Definitive Debenture or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Debenture if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Debentures or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C)     any such transfer is effected by a
                Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Debentures proposes to exchange such Debentures for an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Debentures proposes to transfer such Debentures to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Debenture, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                (4) thereof;

                        and, in each such case set forth in this subparagraph
                (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                 (iii) UNRESTRICTED DEFINITIVE DEBENTURES TO UNRESTRICTED DEFINITIVE DEBENTURES. A Holder of Unrestricted Definitive Debentures may transfer such Debentures to a Person who takes delivery thereof in the form of an Unrestricted Definitive Debenture. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Debentures pursuant to the instructions from the Holder thereof.

                (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Debentures in an aggregate principal amount or aggregate principal amount at maturity, as applicable, equal to the aggregate principal amount or aggregate principal amount at maturity, as applicable, of the beneficial interests in the Restricted Global Debentures tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Debentures and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Debentures in an aggregate principal amount or aggregate principal amount at maturity, as applicable, equal to the aggregate principal amount or aggregate principal amount at maturity, as applicable, of the Restricted Definitive Debentures accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Debentures, the Trustee shall cause the aggregate principal amount or aggregate principal amount at maturity, as applicable, of the applicable Restricted Global Debentures to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Debentures so accepted Definitive Debentures in the appropriate principal amount or principal amount at maturity, as applicable.

                (g) LEGENDS. The following legends shall appear on the face of all Global Debentures and Definitive Debentures issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                (i)     Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each Global Debenture and each Definitive Debenture (and all Debentures issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

       "THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
       (2) AGREES THAT IT WILL NOT, WITHIN THE TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DEBENTURE, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OR AGGREGATE ACCRETED VALUE OF DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) AFTER REGISTRATION OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WILL BE REQUIRED TO EFFECT ANY TRANSFER OF DEBENTURES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE PLACEMENT AGENTS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A

       PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                                (B) Notwithstanding the foregoing, any Global Debenture or Definitive Debenture issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii),
                (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Debentures issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                (ii) GLOBAL DEBENTURE LEGEND. Each Global Debenture shall bear a legend in substantially the following form:

       "THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
       SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

                (iii) REGULATION S TEMPORARY GLOBAL DEBENTURE LEGEND. Each Regulation S Temporary Global Debenture shall bear a legend in substantially the following form:

       "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

                (iv) ORIGINAL ISSUE DISCOUNT LEGEND. Each Senior Discount Debenture shall bear a legend in substantially the following form:

       "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $633.29, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $366.71, THE ISSUE DATE IS APRIL 3, 1998 AND THE YIELD TO MATURITY IS 9.285% PER ANNUM."

                (h)     CANCELLATION AND/OR ADJUSTMENT OF GLOBAL DEBENTURES.
At such time as all beneficial interests in a particular Global Debenture have been exchanged for Definitive Debentures or a particular Global Debenture has been redeemed, repurchased or canceled in whole and not in part, each such Global Debenture shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global

Debenture is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture or for Definitive Debentures, the principal amount or principal amount at maturity, as applicable, of Debentures represented by such Global Debenture shall be reduced accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Debenture, such other Global Debenture shall be increased accordingly and an endorsement shall be made on such Global Debenture by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                (i)     GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Debentures and Definitive Debentures upon the Issuers' order or at the Registrar's request.

                (ii) No service charge shall be made to a holder of a beneficial interest in a Global Debenture or to a Holder of a Definitive Debenture for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.18 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Debenture selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

                (iv) All Global Debentures and Definitive Debentures issued upon any registration of transfer or exchange of Global Debentures or Definitive Debentures shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Debentures or Definitive Debentures surrendered upon such registration of transfer or exchange.

                (v) The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Debentures during a period beginning at the opening of business 15 days before the day of any selection of Debentures for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part or (C) to register the transfer of or to exchange a Debenture between a record date and the next succeeding Interest Payment Date.

                (vi) Prior to due presentment for the registration of a transfer of any Debenture, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and interest on such Debentures and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Debentures and Definitive Debentures in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
       Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

SECTION 2.07.   REPLACEMENT DEBENTURES

                If any mutilated Debenture is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Debenture, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Debenture is replaced. The Issuers may charge for their expenses in replacing a Debenture.

                Every replacement Debenture is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Debentures duly issued hereunder.

SECTION 2.08.   OUTSTANDING DEBENTURES.

                The Debentures outstanding at any time are all the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Debenture effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Debenture does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Debenture.

                If a Debenture is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

                If the principal amount of any Debenture is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrete or accrue.

                If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Debentures payable on that date, then on and after that date such Debentures shall be deemed to be no longer outstanding and shall cease to accrete or accrue interest.

SECTION 2.09.   TREASURY DEBENTURES.

                In determining whether the Holders of the required principal amount or principal amount at maturity, as applicable, of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Issuers, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures that the Trustee knows are so owned shall be so disregarded.


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

SECTION 2.10.   TEMPORARY DEBENTURES

                Until certificates representing Debentures are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of certificated Debentures but may have variations that the Issuers considers appropriate for temporary Debentures and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

                Holders of temporary Debentures shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.   CANCELLATION.

                The Issuers at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Debentures (subject to any record retention requirement of the Exchange Act). Certification of the destruction of all canceled Debentures shall be delivered to the Issuers. The Issuers may not issue new Debentures to replace Debentures that they have paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.   DEFAULTED INTEREST.

                If the Issuers default in a payment of interest on the Debentures, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Debentures and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Debenture and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                      ARTICLE 3.
                              REDEMPTION AND PREPAYMENT

SECTION 3.01.   NOTICES TO TRUSTEE.

                If the Issuers elect to redeem Debentures pursuant to the optional redemption provisions of Section 3.07 hereof, each of them shall each furnish to the Trustee, at least 45 days (or such shorter period as may be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Debentures and the principal amount at maturity of Senior Discount Debentures to be redeemed and (iv) the applicable redemption price.

SECTION 3.02.   SELECTION OF DEBENTURES TO BE REDEEMED.

                If less than all of the Senior Debentures or Senior Discount Debentures are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee shall select the Senior Debentures and Senior Discount Debentures to be redeemed or purchased among the holders of the Senior Debentures and Senior Discount Debentures in compliance with the requirements of the principal national securities exchange, if any, on which such Debentures are listed or, if such Debentures are not so listed, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate. In the event of partial redemption by lot, the particular Debentures to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Debentures not previously called for redemption.

                The Trustee shall promptly notify the Issuers in writing of the Debentures selected for redemption and, in the case of any Debenture selected for partial redemption, the principal amount thereof to be redeemed. Debentures and portions of Debentures selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Debentures or Senior Discount Debentures of a Holder are to be redeemed, the entire outstanding amount of Senior Debentures or Senior Discount Debentures, as applicable, held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption.

SECTION 3.03.   NOTICE OF REDEMPTION.

                Subject to the provisions of Section 3.09 hereof, at least
30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Debentures are to be redeemed at its registered address.


                The notice shall identify the Debentures to be redeemed and shall state:

                (a)     the redemption date;

                (b)     the redemption price;

                (c) if any Debenture is being redeemed in part, the portion of the principal amount or principal amount at maturity, as applicable, of such Debenture to be redeemed and that, after the redemption date upon surrender of such Debenture, a new Debenture or Debentures in principal amount or principal amount at maturity, as applicable, equal to the unredeemed portion shall be issued upon cancellation of the original Debenture;

                (d)     the name and address of the Paying Agent;

                (e) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (f) that, unless the Issuers default in making such redemption payment, interest on Debentures called for redemption ceases to accrete or accrue and the Accreted Value of a Senior Discount Debenture called for redemption ceases to accrete, on and after the redemption date;

                (g) the paragraph of the Debentures and/or Section of this Indenture pursuant to which the Debentures called for redemption are being redeemed; and

                (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

                At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at its expense; PROVIDED, HOWEVER, that each of the Issuers shall have delivered to the Trustee, at least 45 days (or such shorter period as may be satisfactory to the Trustee) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

                Once notice of redemption is mailed in accordance with Section
3.03 hereof, Debentures called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

                One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Debentures to be redeemed.

                If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrete or accrue on the Debentures or the portions of Debentures called for redemption.
If a Debenture is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Debenture was registered at the close of business on such record date. If any Debenture called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Debentures and in Section 4.01 hereof.

SECTION 3.06.   DEBENTURES REDEEMED IN PART.

                Upon surrender of a Debenture that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Debenture equal in principal amount in the case of Senior Debentures or principal amount at maturity in the case of Senior Discount Debentures to the unredeemed portion of the Debenture surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

                (a) The Debentures will be redeemable, at the Issuers' option, in whole or in part, at any time on or after April 15, 2003 and prior to maturity. The Senior Debentures are redeemable at the redemption prices set forth below (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years set forth below:


   YEAR                                                          PERCENTAGE
   ----                                                          ----------
   2003. . . . . . . . . . . . . . . . . . . . . . . . . . .      104.188%
   2004. . . . . . . . . . . . . . . . . . . . . . . . . . .      102.792%
   2005. . . . . . . . . . . . . . . . . . . . . . . . . . .      101.396%
   2006 and thereafter . . . . . . . . . . . . . . . . . . .      100.00%


       The Senior Discount Debentures are redeemable at the redemption prices set forth below (expressed in percentages of Accreted Value), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years set forth below:


   YEAR                                                          PERCENTAGE
   ----                                                          ----------
   2003. . . . . . . . . . . . . . . . . . . . . . . . . . .      104.643%
   2004. . . . . . . . . . . . . . . . . . . . . . . . . . .      103.095%
   2005. . . . . . . . . . . . . . . . . . . . . . . . . . .      101.548%
   2006 and thereafter . . . . . . . . . . . . . . . . . . .      100.00%


                (b) In addition, prior to April 15, 2001, the Issuers may redeem up to 35% of the aggregate principal amount or Accreted Value, as applicable, of the Debentures with the net cash proceeds of one or more sales by the Company of its Capital Stock (other than Redeemable Capital Stock), at any time or from time to time in part, at a redemption price, in the case of Senior Debentures, equal to 108.375% of the principal amount thereof and, in the case of Senior Discount Debentures, equal to 109.285% of the Accreted Value thereof, in each case plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of record on the relevant record date that is prior to the redemption date to receive interest due on an Interest Payment
Date); PROVIDED, that at least $195.0 million in aggregate principal amount of Senior Debentures remains outstanding immediately after each such redemption (excluding any Senior Debentures owned by the Issuers or any of their Affiliates) and at least 65% in aggregate principal amount at maturity of the Senior Discount Debentures originally issued remains outstanding immediately after each such redemption (excluding any Senior Discount Debentures owned by the Issuers or any of their Affiliates).

                (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08.   SINKING FUND.

                The Issuers shall not be required to make sinking fund payments with respect to the Debentures.

SECTION 3.09.   OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

                In the event that, pursuant to Section 4.15 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Debentures (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

                The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "PURCHASE DATE"), the Issuers shall purchase the principal amount or Accreted Value, as applicable, of Debentures required to be purchased pursuant to Section
4.15 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Debentures tendered in response to the Asset Sale Offer. Payment for any Debentures so purchased shall be made in the same manner as interest payments are made.

                If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Debenture is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Debentures pursuant to the Asset Sale Offer.

                Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Debentures pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                (a) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.15 hereof and the length of time the Asset Sale Offer shall remain open;

                (b)     the Offer Amount, the purchase price and the Purchase
Date;

                (c) that any Debenture not tendered or accepted for payment shall continue to accrete or accrue interest;

                (d) that, unless the Issuers default in making such payment, any Debenture accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest, and the Accreted Value of a Senior Discount Debenture accepted for payment shall cease to accrete on and after the Purchase Date;

                (e) that Holders electing to have a Debenture purchased pursuant to an Asset Sale Offer may only elect to have all of such Debenture purchased and may not elect to have only a portion of such Debenture purchased;

                (f) that Holders electing to have a Debenture purchased pursuant to any Asset Sale Offer shall be required to surrender the Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Debenture completed, or transfer by book-entry transfer, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                (g) that, if the aggregate principal amount and Accreted Value of Debentures surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Debentures to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuers so that only Debentures in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                (h) that Holders whose Debentures were purchased only in part shall be issued new Debentures equal in principal amount or principal amount at maturity, as applicable, to the unpurchased portion of the Debentures surrendered (or transferred by book-entry transfer).

                On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Debentures or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Debentures tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Debentures or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Debentures tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Debenture, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Debenture to such Holder, in a principal amount or principal amount at maturity, as applicable, equal to any unpurchased portion of the Debenture surrendered. Any Debenture not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.

                Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                      ARTICLE 4.
                                      COVENANTS

SECTION 4.01.   PAYMENT OF DEBENTURES.

                The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

                The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Debentures to the extent lawful; the Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

                The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Debentures may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Debentures and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                The Issuers may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

SECTION 4.03.   REPORTS.

                (a) Whether or not the Issuers are then required by the rules and regulations of the SEC to file reports with the SEC, so long as any Debentures are outstanding, the Issuers shall file with the SEC all such reports and other information as would be required to be filed with the SEC by Sections 13(a) and 15(d) under the Exchange Act if they were subject thereto within the time periods specified in the SEC's rules and regulations; PROVIDED, that if filing such documents by the Issuers with the SEC is not permitted under the Exchange Act, the Issuers shall provide such documents to the Trustee and upon written request supply copies of such documents to any prospective Holder. In addition, the Issuers shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. The Issuers shall at all times comply with TIA Section 314(a).

                (b) For so long as any Debentures remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

                (a) The Issuers shall each deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of such Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether such Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge (but without personal liability therefor) such Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action such Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge (but without personal liability therefor) no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures is prohibited or if such event has occurred, a description of the event and what action such Issuer is taking or proposes to take with respect thereto.

                (b) The Issuers shall, so long as any of the Debentures are outstanding, each deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action such Issuer is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

                The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies upon the Issuers and such Subsidiaries, as the case may be, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

                The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.   LIMITATION ON INDEBTEDNESS.

                (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to Incur any Indebtedness unless, immediately thereafter and after giving effect thereto, the Cash Flow Ratio of the Restricted Group will be less than or equal to 9 to 1.

       Notwithstanding the foregoing limitations, regardless of the amount of Indebtedness of the Restricted Group, the Company and any Restricted Subsidiary may Incur each and all of the following (collectively, "Permitted
Indebtedness"):

                (i)     Indebtedness under the Debentures;

                (ii) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date; PROVIDED that the Notes shall not be permitted to be outstanding pursuant to this subparagraph
       (ii) at any time after October 14, 1998;

                (iii) Indebtedness of the Company and its Restricted Subsidiaries under the Bank Credit Agreement or the New Credit Facility in an aggregate principal amount at any one time outstanding, including all Indebtedness incurred to refinance or replace any Indebtedness incurred pursuant to this clause (iii), not to exceed $1.5 billion, less
       (x) the aggregate amount of all permanent principal repayments, optional or mandatory, made from time to time after the date of the Indenture with respect to such Indebtedness (other than repayments made in connection with a refinancing thereof); PROVIDED, HOWEVER, that the maximum principal amount of Indebtedness that may be outstanding under the Bank Credit Agreement or the New Credit Facility pursuant to this clause (iii) may be increased pursuant to the incurrence of Indebtedness thereunder for the purposes and subject to the maximum amounts and other limitations set forth in clause (ix) of this Section 4.07(a); PROVIDED that for any amount of such Indebtedness incurred under this subparagraph (iii), the amount of Indebtedness permitted to be incurred under clause (ix) of this Section 4.07(a) will be correspondingly decreased;

                (iv) Indebtedness owed by the Company to any Restricted Subsidiary (but only so long as such Indebtedness is held by such Restricted Subsidiary) and Indebtedness owed by any

       Restricted Subsidiary to the Company or any other Restricted Subsidiary (but only so long as such Indebtedness is held by the Company or such other Restricted Subsidiary);

                (v) Any guarantee of Indebtedness of the Company by any Restricted Subsidiary permitted by Section 4.11 hereof;

                (vi) Indebtedness the net proceeds of which are used to refinance outstanding Indebtedness incurred under clauses (ii), (vii) and (ix) of this Section 4.07(a) in an amount (or, if such new Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so refinanced (plus premiums, accrued interest, fees and expenses); PROVIDED that Indebtedness the proceeds of which are used to refinance the Debentures or Indebtedness that is PARI PASSU with, or subordinated in right of payment to, the Debentures will be permitted under this clause (vi) only if (A) in case the Debentures are refinanced in part or other Indebtedness that is PARI PASSU with the Debentures is refinanced, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is expressly made PARI PASSU with, or subordinate in right of payment to, the remaining Debentures, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Debentures, such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Debentures at least to the extent that the Indebtedness to be refinanced is subordinated to the Debentures and (C) such new Indebtedness, determined as of the date of the Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced and the Average Life of such new Indebtedness is equal to or greater than the sum of the remaining Average Life of the Indebtedness to be refinanced; PROVIDED, FURTHER, that in no event may Indebtedness of the Company that is PARI PASSU with, or subordinated in right of payment to, the Debentures be refinanced by means of Indebtedness of any Restricted Subsidiary pursuant to this clause (vi); PROVIDED, that the foregoing shall not limit the ability of the Company to conduct a tender offer or redeem the Notes with the proceeds of the Bank Credit Agreement or the New Credit Facility;

                (vii) Indebtedness of the Company or any of its Restricted Subsidiaries under Purchase Money Indebtedness or Capitalized Lease Obligations in an aggregate amount outstanding at any time of not more than $25.0 million; and

                (viii) in addition to the items referred to in clauses (i) through (vii) above, Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed two times the aggregate net cash proceeds to the Company from the issuance of any Capital Stock of the Company (other than Redeemable Capital Stock) after the Issue Date; PROVIDED that the amount of such net cash proceeds with respect to which Indebtedness is incurred pursuant to this clause (viii) shall not be deemed net cash proceeds from the issue and sale of Capital Stock for purposes of clause (iii) of the first paragraph of Section 4.08 hereof; and

                (ix) in addition to the items referred to in clauses (i) through (viii) above, Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any time outstanding.

       Indebtedness specified in clauses (iv), (v) and (vii) shall not under any circumstances be included in Indebtedness in the application of the covenant described in the first paragraph of this Section 4.07(a).

                (b)     For purposes of determining compliance with this
Section 4.07, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in subsection (a) above, the Issuers, in their sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

SECTION 4.08.   RESTRICTED PAYMENTS.

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Restricted Payment if (a) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment or (b) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments that shall have been made on or after the Issue Date would exceed the sum of (without duplication):

                (i)     $25.0 million, plus

                (ii) an amount equal to the difference between (A) the Cumulative Cash Flow Credit and (B) 1.2 multiplied by Cumulative Interest Expense, plus

                (iii) 100% of the aggregate net cash proceeds and 70% of the Fair Market Value of the aggregate non-cash net proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or (y) from the issue and sale (other than to a Restricted Subsidiary) of, or from the exercise of any options, warrants or other rights to acquire its, Capital Stock (other than Redeemable Capital Stock and other than net proceeds from the issue and sale of Capital Stock with respect to which Indebtedness is incurred pursuant to clause
       (viii) of Section 4.07 hereof after the Issue Date), plus

                (iv) 100% of the aggregate net cash proceeds and 70% of the Fair Market Value of the aggregate non-cash net proceeds received by the Company or any Restricted Subsidiary after the Issue Date from the Incurrence of Indebtedness that has been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock).

                If the Company or any Restricted Subsidiary makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Section 4.08, such Restricted Payment shall be deemed to have been made in compliance with this Section 4.08 notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Cumulative Cash Flow Credit or Cumulative Interest Expense for any period.

                The foregoing provisions shall not prohibit:

                (i) the repurchase, redemption or other acquisition of Capital Stock of the Company, or the acquisition of Indebtedness of the Company that is subordinated in right of payment to the Debentures, in each case, in exchange for, or out of the net cash proceeds of a substantially concurrent offering (other than to a Restricted Subsidiary) of, Capital Stock of the Company (other than Redeemable Capital Stock); PROVIDED that the amount of any such net cash proceeds that are utilized for any such repurchase, redemption or other acquisition shall be excluded from clause (iii) of the first paragraph of this Section 4.08;

                (ii) the payment of any dividend or distribution on, or redemption of, Capital Stock within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption if, at the date of such declaration or giving of such formal notice, such payment or redemption would comply with the foregoing provisions;

                (iii) the redemption, repurchase, defeasance or other acquisition or retirement for value of the Notes with the proceeds of Indebtedness Incurred in compliance with Section 4.07 hereof;

                (iv) for so long as the Company or any Restricted Subsidiary is treated as a pass-through entity for United States federal income tax purposes, distributions to equity holders of the Company or any Restricted Subsidiary in an amount not to exceed the Tax Amount for such period;

                (v) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Debentures, including premium, if any, and accrued and unpaid interest, with the proceeds of Indebtedness Incurred under clause (vi) of the second paragraph of Section 4.07(a) hereof;

                (vi) any payment or distribution made by the Company or any Restricted Subsidiary in order to purchase, or fund the purchase by the Falcon Investors Partnership, if any, of the interests in the Capital Stock of the Company or the Falcon Investors Partnership, if any, held by any of the Group I Partners, the Group II Partners, the Group III Partners or the Group IV Partner (as such terms are defined in the Partnership Agreement as in effect on the Issue Date) pursuant to the provisions of Article 15 of the Partnership Agreement (or pursuant to such modifications to such provisions as may be agreed to by the Company, the Falcon Investors Partnership, the Group I Partners, the Group II Partners, the Group III Partners or the Group IV Partner; PROVIDED no such modification shall result in such payment or distribution being made in either a larger amount or at an earlier date than as provided for in Article 15 of the Partnership Agreement as in effect on the Issue Date);

                (vii) any purchase, redemption, acquisition, cancellation or other retirement for value of Capital Stock of the Company or any Restricted Subsidiary or any other transaction that is undertaken in connection with the consummation of the TCI Transaction and the other transactions contemplated under the Contribution Agreement;

                (viii) the purchase, redemption, acquisition, cancellation or other retirement for value of Capital Stock of the Company, options on any such Capital Stock or related equity appreciation rights or similar securities held by officers or employees or former officers or employees of the Company, any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment; PROVIDED that the aggregate consideration paid for such purchase, redemption, acquisition, cancellation or other retirement after the Issue Date does not in any one fiscal year of the Company exceed an aggregate amount of $7.5 million;

                (ix) the payment of any dividend or distribution on Capital Stock of a Restricted Subsidiary out of such Restricted Subsidiary's net income from the Issue Date to Persons other than the Company or a Restricted Subsidiary; PROVIDED that such dividend or distribution is paid pro rata to all holders of such Capital Stock;

                (x) any payment or distribution made by the Company or any Restricted Subsidiary in order to purchase or fund the purchase by the Company of the interests in the Capital Stock of FHGLP held by the non-management partners in FHGLP (including the partnership interest held by Belo Ventures, Inc.) pursuant to the provisions of Article 9 of the New FHGLP Partnership Agreement (or pursuant to such modifications to such provisions as may be agreed to by the Company, New Falcon or such non-management partners; PROVIDED no such modification shall result in such payment or distribution being made in either a larger amount or at an earlier date than as provided in Article 9 of the New FHGLP Partnership Agreement as in effect on the Issue Date); and

                (xi) the distribution under the FHGLP 1993 Incentive Performance Plan, as amended, of amounts in connection with the TCI Transaction.

PROVIDED, that in the case of each of clauses (i) through (xi) of this Section 4.08, no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof. In determining the amount of Restricted Payments permissible under this covenant, the amounts expended pursuant to clauses (ii), (v), (viii) and (ix) of the immediately preceding paragraph shall be included as Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.08 were permitted.

SECTION 4.09.   INVESTMENTS IN UNRESTRICTED SUBSIDIARIES AND AFFILIATES.

                The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, (i) make any Investment (other than Permitted Investments) or (ii) allow any Restricted Subsidiary to become an Unrestricted Subsidiary (a "redesignation of a Restricted Subsidiary"), in each case unless (a) no default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Investment or such redesignation of a Restricted Subsidiary and (b) after giving effect thereto, the Cash Flow Ratio shall be less than or equal to 9 to 1. The foregoing provisions of this covenant shall not prohibit (i) any renewal or reclassification of Investment existing on the Issue Date or (ii) trade credit extended on usual and customary terms in the ordinary course of business.

SECTION 4.10.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

                The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or
(iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the Issue Date in the Bank Credit Agreement, this Indenture or any other agreements in effect on the Issue Date, and any modifications, extensions, refinancings, renewals, restructurings, substitutions or replacements of such agreements; PROVIDED that the encumbrances and restrictions in any such modifications, extensions, refinancings, renewals, restructurings, substitutions or replacements (a) do not prevent the Company or any of its Restricted Subsidiaries from paying interest on the Debentures and (b) will be no more restrictive in any material respect than encumbrances and restrictions which could be obtained by a Person comparable to the Company or such Restricted Subsidiary under then prevailing market conditions; or (ii) existing under or by reason of applicable law;
(iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; (iv) in the case of clause (iv) of the first paragraph of this Section 4.10, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that (1) is a lease, license, conveyance or contract or similar property or asset or (2) is a cable television franchise or other governmental license or authorization, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to the Company or a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, the Company or such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the Company) and (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Debentures. Nothing contained in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.14 hereof or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

SECTION 4.11.   LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED
                SUBSIDIARIES

                The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is PARI PASSU with or subordinate in right of payment to the Debentures ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Debentures by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; PROVIDED that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) PARI PASSU with the Debentures, then the Guarantee of such Guaranteed Indebtedness shall be PARI PASSU with, or subordinated to, the Subsidiary Guarantee or
(B) subordinated to the Debentures, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Debentures.


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

                Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

SECTION 4.12.   TENDER AND REDEMPTION OF THE NOTES

                FHGLP shall, as promptly as reasonably practicable, but in any event within 45 days after the Issue Date, offer to each holder of Notes to purchase all of the outstanding Notes held by such holder. In addition, prior to October 15, 1998, the Company shall redeem any remaining Notes outstanding in accordance with the provisions of the Notes Indenture.

SECTION 4.13.   TRANSACTIONS WITH AFFILIATES

                The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate of the Company that is not a Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million (other than any transaction related to or arising out of the sale or exchange of cable television systems between the Company or any of its Restricted Subsidiaries and (i) TCI or any of its Affiliates, (ii) Enstar Communications Corporation and its Subsidiaries or
(iii) Falcon or any of its Affiliates), an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. This provision shall not apply to Restricted Payments or other distributions permitted under Section 4.08 hereof. In addition, this Section 4.13 shall not apply to: (i) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses, or employment agreements, compensation or employee benefit arrangements, and incentive arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law,
(ii) the Contribution Agreement, the Partnership Agreement or the partnership agreement of New Falcon, including any amendments or extensions thereof that do not otherwise violate any other covenant set forth in the Indenture, and any transactions undertaken or to be undertaken pursuant to any of such agreements, or pursuant to any other contractual obligations in existence on the Issue Date (as in effect on the Issue Date), (iii) the issue and sale by the Company to its partners or stockholders of Capital Stock (other than Redeemable Capital Stock),
(iv) loans and advances to officers, directors and employees of the Company and the Restricted Subsidiaries in the ordinary course of business, (v) customary commercial banking, investment banking, underwriting, placement agent or financial advisory fees paid in connection with services rendered to the

Company and its Subsidiaries in the ordinary course, (vi) the Incurrence of intercompany Indebtedness permitted pursuant to clause (iv) under the definition of "Permitted Indebtedness" set forth under Section 4.07 hereof, (vii) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof and (viii) programming agreements, marketing and promotional agreements and other billing services, equipment agreements and agreements for other goods and services related to the Company's business entered into between TCI or its Affiliates and the Company or any Subsidiary of the Company.

SECTION 4.14.   LIMITATION ON LIENS

                The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind to secure Indebtedness of the Company, except for Permitted Liens, on or with respect to any of its property or assets, whether owned at the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (x) in the case of any Lien securing Indebtedness of the Company that is subordinated in right of payment to the Debentures, the Debentures are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and
(y) in the case of any other Lien securing Indebtedness of the Company that is PARI PASSU in right of payment with the Debentures, the Debentures are equally and ratably secured.

SECTION 4.15.   ASSET SALES

                FHGLP shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of cash or Temporary Cash Investments or the assumption of senior Indebtedness of the Company or Indebtedness of a Restricted Subsidiary, PROVIDED that the Company or such Restricted Subsidiary is irrevocably released from all liability under such Indebtedness. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Issue Date in any period of 12 consecutive months exceed 15% of Operating Cash Flow of the Restricted Group (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission or provided to the Trustee pursuant to Section 4.03 hereof), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed 15% of such Operating Cash Flow (the "Application Period") (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay senior Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 4.11 hereof described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause
(A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement (the "Contract Period")), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment and (ii) apply (no later than the end of the Application Period or the Contract Period, as applicable, referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 4.15. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

                If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.15 totals at least $10.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount or aggregate Accreted Value, as applicable, of Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof in the case of Senior Debentures and a purchase price equal to 100% of the Accreted Value thereof in the case of Senior Discount Debentures, plus, in each case, accrued interest (if any) to the date of payment.

SECTION 4.16.   LIMITATIONS ON ACTIVITIES OF FFC

                FFC shall not hold any material assets, become liable for any obligations or engage in any business activities; PROVIDED that FFC may be a co-obligor of the Debentures pursuant to the terms of this Indenture and may engage in any activities directly related thereto or necessary in connection therewith.

SECTION 4.17.   CORPORATE EXISTENCE.

                Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their partnership or corporate existence, as applicable, and the corporate, partnership or other existence of each of their Significant Subsidiaries and in the case of the Company, FFC, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuers, any such Significant Subsidiary and (ii) the rights (charter and statutory), of the Issuers and their Significant Subsidiaries and in the case of the Company, FFC; PROVIDED, HOWEVER, that the Issuers shall not be required to preserve any such right or the corporate, partnership or other existence of any of its Significant Subsidiaries (other than FFC), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Debentures.

SECTION 4.18.   OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

                (a) Within 30 days of the occurrence of a Change of Control, the Issuers shall commence an Offer to Purchase for all Debentures then outstanding at a purchase price equal to 100% of the principal amount thereof in the case of Senior Debentures and 100% of the Accreted Value thereof in the case of Senior Discount Debentures, in each case plus accrued and unpaid interest (if any) to the Payment Date.

                (b)     Notwithstanding anything to the contrary in this
Section 4.18, the Issuers shall not be required to make the Offer to Purchase pursuant to subsection (a) of this Section 4.18 if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.18 and Section 3.09 hereof and purchases all Debentures validly tendered and not withdrawn under such Offer to Purchase.

                                      ARTICLE 5.
                                      SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                The Company shall not consolidate or merge with or transfer all or substantially all of its assets to, any Person (i) unless the successor is organized under the laws of the United States or any state thereof or the District of Columbia, (ii) the successor assumes all the obligations of the Company under the Debentures, this Indenture and the Registration Rights Agreement, (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing, and (iv) immediately after giving effect to such transaction, the successor could incur at least $1.00 of additional Indebtedness under Section 4.07 hereof; PROVIDED that a pledge pursuant to the Bank Credit Agreement or the New Credit Facility by the Company of its partnership interests in the Owned Subsidiaries shall not be deemed to constitute a transfer of all or substantially all of the Company's assets for purposes of this Section 5.01. Notwithstanding the foregoing limitations, (a) in connection with the consummation of the TCI Transaction and FHGLP's transfer of all or substantially all its assets to New Falcon, New Falcon shall be substituted for FHGLP as an obligor under the Debentures and this Indenture and thereupon FHGLP shall be released and discharged from any further obligation or liability with respect to the Debentures and this Indenture, and (b) in connection with the subsequent transfer by New Falcon of all or substantially all of its assets to New Falcon II in connection with the TCI Transaction, New Falcon shall remain as an obligor under the Debentures and this Indenture and New Falcon II shall have no obligation to assume or otherwise be liable for any of the obligations of New Falcon under the Debentures and this Indenture.

SECTION 5.02.   SUCCESSOR CORPORATION SUBSTITUTED.

                Subject to the provisions of the second sentence of
Section 5.01 hereof, upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                      ARTICLE 6.
                                DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

                An "Event of Default" occurs if:

                (a) the Issuers default in the payment of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                (b) the Issuers default in the payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days;

                (c) the Company fails to comply with any of the provisions of Section 4.15, 4.16, 4.18 or 5.01 hereof;

                (d) the Issuers default in the performance of or breach any other covenant or agreement in this Indenture or under the Debentures (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Senior Debentures or in Accreted Value of the outstanding Senior Discount Debentures, as the case may be;

                (e) a default by the Company or any Significant Subsidiary in the payment when due at maturity of indebtedness for borrowed money in excess of $25.0 million (individually or in the aggregate), and such defaulted payment shall not have been made, waived, or extended within 30 days of such payment default;

                (f) the acceleration of the maturity of any indebtedness for borrowed money issued under an indenture or other instrument of the Company or any Significant Subsidiary in excess of $25.0 million (individually or in the aggregate), and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration;

                (g) the entry of a final judgment or order (not subject to appeal) for the payment of money in excess of $25.0 million (individually or in the aggregate) (net of any amounts covered by reputable and creditworthy insurance companies) by a court or courts of competent jurisdiction against the Company or any Significant Subsidiary which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal such final judgment or order has expired;

                (h) a court having jurisdiction in the premises enters a decree or order under any Bankruptcy Law for:

                (i) relief in respect of the Company or any Significant Subsidiary in an involuntary case;

                (ii) appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

                (iii) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary;

       and such order or decree remains unstayed and in effect for a period of 60 consecutive days; or

                (i)     the Company or any Significant Subsidiary:

                (i)     commences a voluntary case under any Bankruptcy Law,

                (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law,

                (iii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of it or for all or substantially all of its property and assets, or

                (iv) makes a general assignment for the benefit of its creditors.

SECTION 6.02.   ACCELERATION.

                If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the outstanding Senior Debentures or holders of not less than 25% in aggregate principal amount at maturity of the outstanding Senior Discount Debentures may, and the Trustee, upon the request of the holders of not less than 25% in principal amount of the outstanding Senior Debentures or holders of not less than 25% in aggregate principal amount at maturity of the outstanding Senior Discount Debentures shall, by notice in writing to the Issuers (and to the Trustee if the declaration is made by the holders) declare the entire unpaid principal or Accreted Value of, as applicable, premium, if any, and accrued interest on, all such Debentures to be due and payable immediately. Upon any such declaration, the unpaid principal or Accreted Value of, premium, if any, and accrued interest on such Debentures shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs and is continuing, then all unpaid principal or Accreted Value of, premium, if any, and accrued interest on the Debentures then outstanding shall become immediately due and payable immediately without further declaration, action or notice on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of money due has been obtained by the Trustee), the holders of a majority in aggregate principal amount of the then outstanding Senior Debentures or Senior Discount Debentures, as the case may be, by written notice to Issuers and the Trustee may rescind and annul such acceleration and its consequences with respect to such Debentures if all existing Events of Default, other than nonpayment of principal of, or premium, if any, or interest on, all such Debentures that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

SECTION 6.03.   OTHER REMEDIES.

                If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

                The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Debenture in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

                Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Debentures or holders of not less than a majority in aggregate principal amount at maturity of the then outstanding Senior Discount Debentures by notice to the Trustee may on behalf of the holders of all of the Senior Debentures or Senior Discount Debentures, as the case may be, waive an existing Default or Event of Default and its consequences hereunder with respect to such Debentures, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Debentures or Senior Discount Debentures, as the case may be (including in connection with an offer to purchase) (PROVIDED, HOWEVER, that the holders of a majority in aggregate principal amount of the then outstanding Senior Debentures or holders of a majority in aggregate principal amount at maturity of the then outstanding Senior Discount Debentures, as the case may be, may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

                Holders of a majority in principal amount of the then outstanding Senior Debentures or principal amount at maturity of the then outstanding Senior Discount Debentures, as the case may be, may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such Debentures, or exercising any trust or power conferred on the Trustee, PROVIDED that (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability; and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.   LIMITATION ON SUITS.

                A Holder of a Debenture may pursue a remedy with respect to this Indenture or the Debentures only if:

                (a) the Holder of a Debenture has previously given written notice to the Trustee of a continuing Event of Default;

                (b) the holders of not less than 25% in principal amount of the outstanding Senior Debentures or in Accreted Value of the outstanding Senior Discount Debentures, as the case may be, shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;

                (c) such holder or holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Senior Debentures or the holders of a majority in principal amount at maturity of such outstanding Senior Discount Debentures, as the case may be.

                A Holder of a Debenture may not use this Indenture to prejudice the rights of another Holder of a Debenture or to obtain a preference or priority over another Holder of a Debenture.

SECTION 6.07.   RIGHTS OF HOLDERS OF DEBENTURES TO RECEIVE PAYMENT.

                Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, premium, if any, and interest on the Debenture, on or after the respective due dates expressed in the Debenture (including in connection with an offer to purchase


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

that has been made by the Issuers), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

                If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Debentures and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

                The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Debentures allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Debentures), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

                If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                SECOND: to Holders of Debentures for which such money was collected for amounts due and unpaid on the Debentures for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal, premium, if any and interest, respectively; and

                THIRD: to the Issuers or to such party as a court of competent jurisdiction shall direct.

                The Trustee may fix a record date and payment date for any payment to Holders of Debentures pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

                In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Debenture pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Debentures or more than 10% in principal amount at maturity of the then outstanding Senior Discount Debentures.

                                      ARTICLE 7.
                                       TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i)     this paragraph does not limit the effect of paragraph
       (b) of this Section;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and


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

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section.

                (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

                (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require from each of the Issuers an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

                (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of each of the Issuers.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.


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

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

                The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Issuers' use of the proceeds from the Debentures or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

                If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Debentures a notice of the Default or Event of Default within 90 days after it occurs.
Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Debentures.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE DEBENTURES.

                Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Debentures remain outstanding, the Trustee shall mail to the Holders of the Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                A copy of each report at the time of its mailing to the Holders of Debentures shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Debentures are listed in accordance with TIA Section
 313(d). The Issuers shall promptly notify the Trustee when the Debentures are listed on any stock exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

                The Issuers shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as may be mutually agreed to by the Issuers and the Trustee in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                The Issuers shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without their consent.

                The obligations of the Issuers under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Debentures on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Debentures. Such Lien shall survive the satisfaction and discharge of this Indenture.

                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

                A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The holders of a majority in principal amount of the then outstanding Senior Debentures or the holders of a majority in principal amount at maturity of the then outstanding Senior Discount Debentures may remove the Trustee with respect to such Debentures by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee with respect to the Senior Debentures or the Senior Discount Debentures if:

                (a)     the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a Custodian or public officer takes charge of the Trustee or its property; or

                (d)     the Trustee becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, holders of a majority in principal amount of the then outstanding Senior Debentures or the holders of a majority in principal amount at maturity of the then outstanding Senior Discount Debentures may, with respect to the Senior Debentures or the Senior Discount Debentures, respectively, appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the holders of at least 10% in principal amount of the then outstanding Senior Debentures or the holders of at least 10% in principal amount at maturity of the then outstanding Senior Discount Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Debentures.

                If the Trustee, after written request by any holder of a Senior Debenture or a Senior Discount Debenture who has been a holder of a Senior Debenture or Senior Discount Debentures, respectively, for at least six months, fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Senior Debentures or the Senior Discount Debentures, as applicable.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Debentures or the Senior Discount Debentures, as applicable. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

                If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.


                There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUERS.

                The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


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

                                      ARTICLE 8
                                DISCHARGE OF INDENTURE

SECTION 8.01.   TERMINATION OF THE ISSUERS' OBLIGATIONS.

                Except as otherwise provided in this Section 8.01, the Issuers may terminate their respective obligations under the Senior Debentures or the Senior Discount Debentures and this Indenture with respect to the Senior Debentures or the Senior Discount Debentures if:

                (a) all Senior Debentures or Senior Discount Debentures, as the case may be, previously authenticated and delivered (other than destroyed, lost or stolen Senior Debentures or Senior Discount Debentures that have been replaced or Senior Debentures or Senior Discount Debentures that are paid pursuant to Section 4.01 or the Senior Debentures or the Senior Discount Debentures for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuers, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Issuers have paid all sums payable by them hereunder; or

                (b) (i) the Senior Debentures or the Senior Discount Debentures, as the case may be, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Issuers irrevocably deposit in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders of the Senior Debentures or the Senior Discount Debentures, as the case may be, for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Senior Debentures or the Senior Discount Debentures, as the case may be, to maturity or redemption, as the case may be, and to pay all other sums payable by them hereunder, (iii) no Default or Event of Default with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, shall have occurred and be continuing on the date of such deposit,
(iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, and (v) the Issuers have delivered to the Trustee and Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, have been complied with.

                With respect to the foregoing clause (a), the Issuers' obligations with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, under Section 7.07 shall survive. With respect to the foregoing clause (b), the Issuers' obligations with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, in Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.12, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Senior Debentures or the Senior Discount Debentures, as the case may be, are no longer outstanding. Thereafter, only the Issuers' obligations in Sections 7.07, 8.05 and 8.06 shall survive. After any such irrevocable deposit, the Trustee, upon request, shall acknowledge in writing the discharge of the Issuers' obligations under the Senior Debentures or the Senior Discount Debentures, as the case may be, and this Indenture with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, except for those surviving obligations specified above.


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

SECTION 8.02.   DEFEASANCE AND DISCHARGE OF INDENTURE.

                The Issuers will be deemed to have paid and will be discharged from any and all obligations in respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, on the 123rd day (or, to the extent applicable under clause (B) below, one year) after the deposit referred to in clause (A) of this Section 8.02 if:

                (a) the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest for the benefit of the holders of Senior Debentures or the Senior Discount Debentures, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the holders of the Senior Debentures or the Senior Discount Debentures, as the case may be, as security for payment of the principal of, premium, if any, and interest, if any, on the Senior Debentures or the Senior Discount Debentures, as the case may be, and dedicated solely to, the benefit of the holders of the Senior Debentures or the Senior Discount Debentures, as the case may be, in and to (1) money in an amount,
(2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and accrued interest on the outstanding Senior Debentures or the Senior Discount Debentures, as the case may be, at the Stated Maturity of such principal or interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Debentures;

                (b)     the Issuers shall have delivered to the Trustee
(1) either (x) an Opinion of Counsel to the effect that the holders Senior Debentures or the Senior Discount Debentures, as the case may be, will not recognize income, gain or loss for federal income tax purposes solely as a result of the Issuers' exercise of their option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the Opinion of Counsel described in clause (x) above and (2) an Opinion of Counsel to the effect that (x) the creation of the defeasance trust dues not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law in a case commenced by or against either of the Issuers under either such statute, and either (I) the trust fund will no longer remain the property of the Issuers (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuers, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected


                                          66
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security interest in such trust funds that is not voidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute), (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (c) no property, rights in property or other interests granted to the Trustee or the holders of the Senior Debentures or the Senior Discount Debentures, as the case may be, in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Issuers or any of their Subsidiaries;

                 (c) immediately after giving effect to such deposit on a PRO FORMA basis, no Event of Default, or event that after giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

                (d) if the Senior Debentures or the Senior Discount Debentures, as the case may be, are then listed on a national securities exchange, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Senior Debentures or the Senior Discount Debentures, as the case may be, will not be delisted as a result of such deposit, defeasance and discharge; and

                (e) the Issuers have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.02 have been complied with.

                Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (b)(2)(y) of this Section 8.02, none of the Issuers' obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this
Section 8.02, the Issuers' obligations in Sections Sections 2.02, 2.03, 2.04, 2.06, 2.07, 2.12, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Senior Debentures or the Senior Discount Debentures, as the case may be, are no longer outstanding. Thereafter, only the Issuers' obligations in Sections 7.07, 8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section 8.02 may be provided specifically without regard to, and not in reliance upon, the continuance of the Issuers' obligations under Section 4.01, then the Issuers' obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

                After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' obligations under the Senior Debentures or the Senior Discount Debentures, as the case may be, and this Indenture with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, except for those surviving obligations in the immediately preceding paragraph.

SECTION 8.03.   DEFEASANCE OF CERTAIN OBLIGATIONS.

                The Issuers may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections
4.07 through 4.16 and 4.18, and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01 and Sections 4.07 through 4.16 and 4.18, and

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clause (e), (f) and (g) of Section 6.01 shall be deemed not to be Events of
Default, in each case with respect to the outstanding Senior Debentures or the Senior Discount Debentures, as the case may be, if:

                (a) the Issuers have irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the holders of Senior Debentures or the Senior Discount Debentures, as the case may be, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the holders of Senior Debentures or the Senior Discount Debentures, as the case may be, as security for payment of the principal of, premium, if any, and interest, if any, on the Senior Debentures or the Senior Discount Debentures, as the case may be, and dedicated solely to, the benefit of the holders of Senior Debentures or the Senior Discount Debentures, as the case may be, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a) money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Senior Debentures or the Senior Discount Debentures, as the case may be, on the Stated Maturity of such principal or interest; PROVIDED that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to such Senior Debentures or Senior Discount Debentures, as the case may be;.

                (b) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that (x) the creation of the defeasance trust dues not violate the Investment Company Act of 1940 and (y) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against either of the Issuers under either such statute, and either (I) the trust fund will no longer remain the property of the Issuers (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Issuers, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not voidable in bankruptcy or otherwise except for the effect of
Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute, (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding and (c) no property, rights in property or other interests granted to the Trustee or the holders of the Senior Debentures or the Senior Discount Debentures, as the case may be, in exchange for, or with respect to, such trust funds will be subject to any prior rights of holders of other Indebtedness of the Issuers or any of their Subsidiaries;

                (c) immediately after giving effect to such deposit on a PRO FORMA basis, no Event of Default, or event that after giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the


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

123rd day after such date of deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuers or any of their Subsidiaries is a party or by which the Issuers or any of their Subsidiaries is bound;

                (d) if the Senior Debentures or the Senior Discount Debentures, as the case may be, are then listed on a national securities exchange, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Senior Debentures or the Senior Discount Debentures, as the case may be, will not be delisted as a result of such deposit, defeasance and discharge; and

                (e) the Issuers have delivered to the Trustee an Officers' Certificate and Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this
Section 8.03 have been complied with.

SECTION 8.04.   APPLICATION OF TRUST MONEY.

                Subject to Section 8.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money from the money from U.S. Government Obligations in accordance with the Senior Debentures or the Senior Discount Debentures, as the case may be, and this Indenture with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, to the payment of principal of, premium, if any, and interest on the Senior Debentures or the Senior Discount Debentures, as the case may be, but such money need not be segregated from other funds except to the extent required by law.

SECTION 8.05.   REPAYMENT TO THE ISSUERS.

                Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Issuers upon request any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuers any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; PROVIDED that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Issuers once in a newspaper of general circulation in the City of New York and, in the event the Senior Debentures or the Senior Discount Debentures, as the case may be, are listed on the Luxembourg Stock Exchange, in Luxembourg or mail to each Holder entitled to such money at such Holder's address (as set forth in the register maintained by the Registrar) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Issuers. After payment to the Issuers, Holders entitled to such money must look to the Issuers for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.06.   REINSTATEMENT.

                If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture with respect to the Senior Debentures or the Senior Discount Debentures, as the case may be, and the applicable Senior Debentures or the Senior Discount Debentures, as the case may be, shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; PROVIDED that, if the Issuers have made any payment of principal of, premium, if any, or interest on any Senior Debentures or Senior Discount Debentures, as the case may be, because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the holders of such any Senior Debentures or Senior Discount Debentures, as the case may be, to receive such payment from the money of U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07.   INSIDERS.

                With respect to the determination of the Persons constituting beneficial owners of Senior Debentures or Senior Discount Debentures, as the case may be, and whether any such Person is an "insider" for purposes of Section 8.02(b)(2)(y) and 8.03(b)(y), the Trustee may rely on an Officers' Certificate.

                                      ARTICLE 9.
                           AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF DEBENTURES.

                Notwithstanding Section 9.02 of this Indenture, the Issuers and the Trustee may amend this Indenture or the Debentures or supplement this Indenture without the consent of any Holder of a Debenture:

                (a)     to cure any ambiguity, defect or inconsistency;

                (b) to provide for uncertificated Debentures in addition to or in place of certificated Debentures or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                (c) to provide for the assumption of an Issuer's obligations to the Holders of the Debentures by a successor to such Issuer pursuant to Article 5 hereof;

                (d) to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not materially and adversely affect the legal rights hereunder of any Holder of the Debenture;

                (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                (f) to provide for the issuance of Additional Debentures in accordance with the limitations set forth in this Indenture as of the date hereof.

                Upon the request of the Issuers accompanied by a resolution of each of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained,


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but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that directly affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF DEBENTURES.

                Except as provided below in this Section 9.02 and subject to Sections 6.04 and 6.07 hereof, the Issuers and the Trustee may amend or modify this Indenture with respect to any provisions affecting any holder of Senior Debentures and the Senior Debentures with the consent of the holders of at least a majority in aggregate principal amount of the Senior Debentures (including Additional Senior Debentures, if any) then outstanding and the Issuers and the Trustee may amend or modify this Indenture with respect to any provisions affecting any holder of Senior Discount Debentures and the Senior Discount Debentures with the consent of the holders of at least a majority in aggregate principal amount at maturity of the Senior Discount Debentures (including Additional Senior Discount Debentures, if any) then outstanding, in each case voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Debentures); PROVIDED, HOWEVER, that no such amendment or modification may, without the consent of the holder of each outstanding Debenture affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Debenture or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Debenture or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) reduce the percentage of the outstanding Senior Debentures or Senior Discount Debentures, as the case may be, the consent of whose holders is required to modify or amend this Indenture or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; (iii) modify any of the provisions of this Indenture requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants; or (iv) make any changes in Sections 6.04 or 6.07 or clauses (i), (ii) or (iii) above, except to increase any such percentage of outstanding Senior Debentures or Senior Discount Debentures, as the case may be, required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Debenture affected thereby.

                Subject to Sections 6.04 and 6.07 hereof, with respect to the Senior Debentures, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture affecting any holder of Senior Debentures or the Senior Debentures may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Senior Debentures (including Additional Senior Debentures, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Debentures), other than any provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Senior Debenture affected thereby. Section 2.08 hereof shall determine which Senior Debentures are considered to be "outstanding" for purposes of this Section 9.02.

                Subject to Sections 6.04 and 6.07 hereof, with respect to the Senior Discount Debentures, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Discount Debentures, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture affecting any holder of Senior Discount Debentures or the Senior Discount


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

Debentures may be waived with the consent of the holders of a majority in aggregate principal amount at maturity of the then outstanding Senior Discount Debentures (including Additional Senior Discount Debentures, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Discount Debentures), other than any provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Senior Discount Debenture affected thereby. Section 2.08 hereof shall determine which Senior Discount Debentures are considered to be "outstanding" for purposes of this Section 9.02.

                Upon the request of the Issuers accompanied by a resolution of each of their Boards of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Debentures as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                It shall not be necessary for the consent of the Holders of Debentures under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Debentures affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

                Every amendment or supplement to this Indenture or the Debentures shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

                Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder of a Debenture and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent is not made on any Debenture. However, any such Holder of a Debenture or subsequent Holder of a Debenture may revoke the consent as to its Debenture if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF DEBENTURES.

                The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debenture thereafter authenticated. The Issuers in exchange for all Debentures may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Debentures that reflect the amendment, supplement or waiver.

                Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

                The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely and directly affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amendment or supplemental Indenture until the Board of Directors of such Issuer approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                     ARTICLE 10.
                                    MISCELLANEOUS

SECTION 10.01.  TRUST INDENTURE ACT CONTROLS.

                If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 10.02.  NOTICES.

                Any notice or communication by either of the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address

                If to the Issuers:

                Falcon Holding Group, L.P.
                Falcon Funding Corporation
                10900 Wilshire Boulevard, 15th Floor
                Los Angeles, California  90024
                Telecopier No.: (310) 824-4824
                Attention:      Stanley S. Itskowitch, Esq.


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

                With a copy to:

                Dow, Lohnes & Albertson, plcc
                1200 New Hampshire Avenue, N.W., Suite 800
                Washington, D.C.  20036
                Telecopier No.: (202) 776-2222
                Attention:      Edward J. O'Connell

                If to the Trustee:

                United States Trust Company of New York
                114 West 47th Street, 25th Floor
                New York, NY  10036
                Telecopier No.: (212) 852-1626
                Attention:      Corporate Trust Department

                The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                If either of the Issuers mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 10.03. COMMUNICATION BY HOLDERS OF DEBENTURES WITH OTHER HOLDERS OF DEBENTURES.

                Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by either of the Issuers to the Trustee to take any action under this Indenture, each of the Issuers shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.06.  RULES BY TRUSTEE AND AGENTS.

                The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07. NO PERSONAL LIABILITY OF PARTNERS, EQUITYHOLDERS, DIRECTORS, OFFICERS OR EMPLOYEES.

                No recourse for the payment of the principal of, premium, if any, or interest on any of the Debentures, or for the performance of any obligation contained in this Indenture or the Debentures, or for any claim based on, in respect of, or by reason of, such obligations, shall be had against any past, present or future partner, equityholder, director, officer, employee or controlling person, as such, of the Issuers or any successor. Each holder of the Debentures by accepting a Debenture waivers and releases all such liability. The waiver and release are part of the consideration for the issuance of the Debentures.

SECTION 10.08.  GOVERNING LAW.

                THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.10.  SUCCESSORS.

                All agreements of each of the Issuers in this Indenture and the Debentures shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.11.  SEVERABILITY.

                In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.12.  COUNTERPART ORIGINALS.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 10.13.  TABLE OF CONTENTS, HEADINGS, ETC.

                The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                            [Signatures on following page]

                                      SIGNATURES

Dated as of April 3, 1998

                                     FALCON HOLDING GROUP, L.P.

                                     BY   FALCON HOLDING GROUP, INC., its
                                          General Partner


                                     BY:
                                        -----------------------------------
                                     Name:
                                     Title:

Attest:


-------------------------
Name:
Title:

                                     FALCON FUNDING CORPORATION


                                     BY:
                                        -----------------------------------
                                     Name:
                                     Title:

Attest:


-------------------------
Name:
Title:

                                     UNITED STATES TRUST COMPANY OF NEW YORK

                                     BY:
                                        -----------------------------------
                                     Name:
                                     Title:

Attest:


-------------------------
    Authorized Signatory
Name:
Title:

                                     EXHIBIT A-1
                                 (Face of Debenture)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       CUSIP/CINS __________

8.375% [Series A] [Series B] Senior Debentures due 2010

No. __                                                            $__________

                            FALCON HOLDING GROUP, L.P. and

                            FALCON FUNDING CORPORATION

promise to pay to
                 -----------------------------------------------------
                or registered assigns,

the principal sum of
                    --------------------------------------------------
Dollars on April 15, 2010
Interest Payment Dates:  April 15 and October 15
Record Dates:  April 1 and October 1
                                          DATED: ____________, ____

                                          FALCON HOLDING GROUP, L.P.

                                          BY FALCON HOLDING GROUP, INC.,
                                          GENERAL PARTNER


                                          BY:
                                             ------------------------------
                                          Name:
                                          Title:


                                          FALCON FUNDING CORPORATION


                                          BY:
                                             ------------------------------
                                          Name:
                                          Title:


This is one of the [Global] Senior
Debentures referred to in the
within-mentioned Indenture:

United States Trust Company of New York, as Trustee


By:
   ---------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                        A-1-1

                                 (Back of Debenture)

               8.375% [Series A] [Series B] Senior Debentures due 2010

       ["THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
       SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."]

       ["THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
       (2) AGREES THAT IT WILL NOT, WITHIN THE TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DEBENTURE, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) AFTER REGISTRATION OR PURSUANT TO AN EFFECTIVE REGISTRATION


                                        A-1-2

       STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WILL BE REQUIRED TO EFFECT ANY TRANSFER OF DEBENTURES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE PLACEMENT AGENTS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS."]

       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1. INTEREST. Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), and Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers"), promise to pay interest on the principal amount of this Senior Debenture at 8.375% per annum from April 3, 1998 until maturity; PROVIDED that, if the TCI Contribution is not consummated on or before June 30, 1999, the interest rate on this Senior Debenture shall be increased by 0.75% per annum; PROVIDED, FURTHER, that if the TCI Contribution is consummated on or before December 31, 1999, the additional interest set forth in the immediately preceding proviso shall no longer be payable. In addition, in the event the Issuers have not consummated a registered exchange offer for this Senior Debenture or have caused a shelf registration statement with respect to this Senior Debenture to be declared effective on or prior to the date that is 180 days after the Issue Date, the interest rate on this Senior Debenture shall be increased by 0.5%; PROVIDED that such additional interest shall be payable until (i) the Exchange Offer is consummated, (ii) the Issuers cause a shelf registration statement with respect to resales of the Debentures to become effective under the Securities Act or (iii) the date that this Senior Debenture becomes freely tradeable without registration under the Securities Act. The Issuers will pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Senior Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be October 15, 1998. The Issuers shall pay interest



                                        A-1-3

(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. METHOD OF PAYMENT. The Issuers will pay interest on the Senior Debentures (except defaulted interest) to the Persons who are registered holders of Senior Debentures (the "Holders") at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Senior Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Debentures will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

       4. INDENTURE. The Issuers issued the Senior Debentures under an Indenture dated as of April 3, 1998 (the "Indenture"), among the Issuers and the Trustee. The terms of the Senior Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Debentures are joint and several senior unsecured obligations of the Issuers.

       5.       OPTIONAL REDEMPTION.

       (a) The Senior Debentures will be redeemable, at the Issuers' option, in whole or in part, at any time on or after April 15, 2003 and prior to maturity. The Senior Debentures are redeemable at the redemption prices set forth below (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years set forth below:


   YEAR                                                          PERCENTAGE
   ----                                                          ----------
   2003. . . . . . . . . . . . . . . . . . . . . . . . . . .      104.188%
   2004. . . . . . . . . . . . . . . . . . . . . . . . . . .      102.792%
   2005. . . . . . . . . . . . . . . . . . . . . . . . . . .      101.396%
   2006 and thereafter . . . . . . . . . . . . . . . . . . .      100.000%




                                        A-1-4

       (b) In addition, prior to April 15, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of the Senior Debentures with the net cash proceeds of one or more sales by the Company of its Capital Stock (other than Redeemable Capital Stock), at any time or from time to time in part, at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of record on the relevant record date that is prior to the redemption date to receive interest due on an Interest Payment Date); PROVIDED, that at least $195.0 million in aggregate principal amount of Senior Debentures remains outstanding immediately after each such redemption (excluding any Senior Debentures owned by the Issuers or any of their Affiliates).

       6. SINKING FUND. The Issuers shall not be required to make sinking fund payments with respect to the Debentures.

       7.       REPURCHASE AT OPTION OF HOLDER.

       (a) Within 30 days of the occurrence of a Change of Control, the Issuers shall commence an Offer to Purchase for all Senior Debentures then outstanding at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Payment Date.

       (b) If FHGLP or a Restricted Subsidiary consummates any Asset Sales and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to
Section 4.15 of the Indenture totals at least $10.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount or aggregate Accreted Value, as applicable, of Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof in the case of Senior Debentures and a purchase price equal to 100% of the Accreted Value thereof in the case of Senior Discount Debentures, plus, in each case, accrued interest (if any) to the date of payment.

       8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Debentures are to be redeemed at its registered address. Senior Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Debentures or portions thereof called for redemption.

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Debentures may be registered and Senior Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Debenture or portion of a Senior Debenture selected for redemption, except for the unredeemed portion of any Senior Debenture being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Senior Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.


                                        A-1-5

       10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Debenture may be treated as its owner for all purposes.

       11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Debentures and Additional Senior Debentures, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Senior Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Debentures and Additional Senior Debentures, if any, voting as a single class. Without the consent of any Holder of a Senior Debenture, the Indenture or the Senior Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Debentures in addition to or in place of certificated Senior Debentures, to provide for the assumption of the Issuers's obligations to Holders of the Senior Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Debentures or that does not materially and adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Senior Debentures in accordance with the limitations set forth in the Indenture.

       12. DEFAULTS AND REMEDIES. An Event of Default occurs if: (i) the Issuers default in the payment of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) the Issuers default in the payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company fails to comply with any of the provisions of Section 4.15, 4.16, 4.18 or 5.01 of the Indenture; (iv) the Issuers default in the performance of or breach any other covenant or agreement in this Indenture or under the Debentures (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debentures or in Accreted Value of the outstanding Senior Discount Debentures, as the case may be; (v) the default by the Company or any Significant Subsidiary in the payment when due at maturity of indebtedness for borrowed money in excess of $25.0 million (individually or in the aggregate), and such defaulted payment shall not have been made, waived, or extended within 30 days of such payment default; (vi) the acceleration of the maturity of any indebtedness for borrowed money issued under an indenture or other instrument of the Company or any Significant Subsidiary in excess of $25.0 million (individually or in the aggregate), and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration;
(vii) certain final judgments for the payment of money that remain undischarged or unstayed for a period of 60 days or (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the outstanding Senior Debentures may, and the Trustee, upon the request of the holders of not less than 25% in aggregate principal amount of the outstanding Senior Debentures shall, declare all the Senior Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest) if it determines that withholding notice is in their



                                        A-1-6
interest. The Holders of a majority in aggregate principal amount of the Senior Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Debentures. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

       14. NO RECOURSE AGAINST OTHERS. A past, present or future partner, equityholder, director, officer, employee or controlling person of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Senior Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Debentures.

       15. AUTHENTICATION. This Senior Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR DEBENTURES AND RESTRICTED DEFINITIVE SENIOR DEBENTURES. In addition to the rights provided to Holders of Senior Debentures under the Indenture, Holders of Restricted Global Senior Debentures and Restricted Definitive Senior Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of April 3, 1998, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

       18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Falcon Holding Group, L.P.
                        Falcon Funding Corporation
                        10900 Wilshire Blvd., 15th Floor
                        Los Angeles, CA 90024
                        Attention:  General Counsel


                                        A-1-7

                                   Assignment Form


To assign this Senior Debenture, fill in the form below: (I) or (we) assign and transfer this Senior Debenture to


--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
-------
to transfer this Senior Debenture on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Date:
     ---------

                                          Your Signature:
                                                          ---------------------
                                          (Sign exactly as your name appears on
                                          the face of this Senior Debenture)

Signature Guarantee.


                                        A-1-8

                          OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Senior Debenture purchased by the Issuers pursuant to Section 4.15 or 4.18 of the Indenture, check the box below:

                / / Section 4.15          / / Section 4.18

                If you want to elect to have only part of the Senior Debenture purchased by the Issuers pursuant to Section 4.15 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $________


Date:
      -----------------------

                                     Your Signature:
                                                    ---------------------------
                                     (Sign exactly as your name appears on the face of this Senior Debenture)

                                     Tax Identification No:
                                                            -------------------

Signature Guarantee.



                                        A-1-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SENIOR DEBENTURE (1)

                The following exchanges of a part of this Global Senior Debenture for an interest in another Global Senior Debenture or for a Definitive Senior Debenture, or exchanges of a part of another Global Senior Debenture or Definitive Senior Debenture for an interest in this Global Senior Debenture, have been made:

                                                    Principal
                   Amount of       Amount of          Amount
                  decrease in     increase in     of this Global
                   Principal       Principal          Senior      Signature of
                     Amount          Amount         Debenture      authorized
                 of this Global  of this Global   following such   officer of
     Date of        Senior           Senior        decrease (or    Trustee or
    Exchange       Debenture        Debenture        increase)      Custodian
    --------       ---------        ---------        --------       ---------






-----------------------
1      THIS SHOULD BE INCLUDED ONLY IF THE SENIOR DEBENTURE IS ISSUED IN GLOBAL
FORM.


                                        A-1-10

                                     EXHIBIT A-2

               (Face of Regulation S Temporary Global Senior Debenture)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       CUSIP/CINS __________

               8.375% [Series A] [Series B] Senior Debentures due 2010

No. __                                                           $__________

                            FALCON HOLDING GROUP, L.P. and

                              FALCON FUNDING CORPORATION

promise to pay to
                 ------------------------------------------------
                or registered assigns,

the principal sum of
                    ---------------------------------------------
Dollars on April 15, 2010
Interest Payment Dates:  April 15 and October 15
Record Dates:  April 1 and October 1
                                                  Dated: ____________, ____

                                                  FALCON HOLDING GROUP, L.P.


                                                  BY FALCON HOLDING GROUP,
                                                  INC., GENERAL PARTNER


                                                  By:
                                                     -----------------------
                                                  Name:
                                                  Title:


                                                  FALCON FUNDING CORPORATION


                                                  By:
                                                     -----------------------
                                                  Name:
                                                  Title:


This is one of the [Global] Senior
Debentures referred to in the
within-mentioned Indenture:

United States Trust Company of New York, as Trustee


By:
   -------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                        A-2-1

               (Back of Regulation S Temporary Global Senior Debenture)

               8.375% [Series A] [Series B] Senior Debentures due 2010

       THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

       ["THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
       SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."]

       ["THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
       (2) AGREES THAT IT WILL NOT, WITHIN THE TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DEBENTURE, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS


                                        A-2-2

       RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) AFTER REGISTRATION OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WILL BE REQUIRED TO EFFECT ANY TRANSFER OF DEBENTURES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE PLACEMENT AGENTS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS."]

       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1. INTEREST. Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), and Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers"), promise to pay interest on the principal amount of this Senior Debenture at 8.375% per annum from April 3, 1998 until maturity; PROVIDED that, if the TCI Contribution is not consummated on or before June 30, 1999, the interest rate on this Senior Debenture shall be increased by 0.75% per annum; PROVIDED, FURTHER, that if the TCI Contribution is consummated on or before December 31, 1999, the additional interest set forth in the immediately preceding proviso shall no longer be payable. In addition, in the event the Issuers have not consummated a registered exchange offer for this Senior Debenture or have caused a shelf registration statement with respect to this Senior Debenture to be declared effective on or prior to the date that is 180 days after the Issue Date, the interest rate on this Senior Debenture shall be increased by 0.5%; PROVIDED that such additional interest shall be payable until (i) the Exchange Offer is consummated, (ii) the Issuers cause a shelf registration statement with respect to resales of the Debentures to become effective under the Securities Act or (iii) the date that this Senior Debenture becomes freely tradeable without registration under the Securities Act. The Issuers will pay interest


                                        A-2-3
semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Senior Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be October 15, 1998. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       Until this Regulation S Temporary Global Senior Debenture is exchanged for one or more Regulation S Permanent Global Senior Debentures, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Senior Debenture shall in all other respects be entitled to the same benefits as other Senior Debentures under the Indenture.

       2. METHOD OF PAYMENT. The Issuers will pay interest on the Senior Debentures (except defaulted interest) to the Persons who are registered holders of Senior Debentures (the "Holders") at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Senior Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Debentures will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

       4. INDENTURE. The Issuers issued the Senior Debentures under an Indenture dated as of April 3, 1998 (the "Indenture"), among the Issuers and the Trustee. The terms of the Senior Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Debentures are joint and several senior unsecured obligations of the Issuers.

       5.       OPTIONAL REDEMPTION.

       (a) The Senior Debentures will be redeemable, at the Issuers' option, in whole or in part, at any time on or after April 15, 2003 and prior to maturity. The Senior Debentures are redeemable at the


                                        A-2-4
redemption prices set forth below (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years set forth below:


   YEAR                                                         PERCENTAGE
   ----                                                         ----------
   2003. . . . . . . . . . . . . . . . . . . . . . . . . . .     104.188%
   2004. . . . . . . . . . . . . . . . . . . . . . . . . . .     102.792%
   2005. . . . . . . . . . . . . . . . . . . . . . . . . . .     101.396%
   2006 and thereafter . . . . . . . . . . . . . . . . . . .     100.000%


       (b) In addition, prior to April 15, 2001, the Issuers may redeem up to 35% of the aggregate principal amount of the Senior Debentures with the net cash proceeds of one or more sales by the Company of its Capital Stock (other than Redeemable Capital Stock), at any time or from time to time in part, at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of record on the relevant record date that is prior to the redemption date to receive interest due on an Interest Payment Date); PROVIDED, that at least $195.0 million in aggregate principal amount of Senior Debentures remains outstanding immediately after each such redemption (excluding any Senior Debentures owned by the Issuers or any of their Affiliates).

       6. SINKING FUND. The Issuers shall not be required to make sinking fund payments with respect to the Debentures.

       7.       REPURCHASE AT OPTION OF HOLDER.

       (a) Within 30 days of the occurrence of a Change of Control, the Issuers shall commence an Offer to Purchase for all Senior Debentures then outstanding at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the Payment Date.

       (b) If FHGLP or a Restricted Subsidiary consummates any Asset Sales and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to
Section 4.15 of the Indenture totals at least $10.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount or aggregate Accreted Value, as applicable, of Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof in the case of Senior Debentures and a purchase price equal to 100% of the Accreted Value thereof in the case of Senior Discount Debentures, plus, in each case, accrued interest (if any) to the date of payment.

       8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Debentures are to be redeemed at its registered address. Senior Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Debentures or portions thereof called for redemption.


                                        A-2-5

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Debentures may be registered and Senior Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Debenture or portion of a Senior Debenture selected for redemption, except for the unredeemed portion of any Senior Debenture being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Senior Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       This Regulation S Temporary Global Senior Debenture is exchangeable in whole or in part for one or more Global Senior Debentures only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and
(ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Senior Debenture for one or more Global Senior Debentures, the Trustee shall cancel this Regulation S Temporary Senior Global Debenture.

       10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Debenture may be treated as its owner for all purposes.

       11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Debentures and Additional Senior Debentures, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Senior Debentures may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Debentures and Additional Senior Debentures, if any, voting as a single class. Without the consent of any Holder of a Senior Debenture, the Indenture or the Senior Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Debentures in addition to or in place of certificated Senior Debentures, to provide for the assumption of the Issuers's obligations to Holders of the Senior Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Debentures or that does not materially and adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Senior Debentures in accordance with the limitations set forth in the Indenture.

       12. DEFAULTS AND REMEDIES. An Event of Default occurs if: (i) the Issuers default in the payment of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) the Issuers default in the payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company fails to comply with any of the provisions of Section 4.15, 4.16, 4.18 or 5.01 of the Indenture; (iv) the Issuers default in the performance of or breach any other covenant or agreement in this Indenture or under the Debentures (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debentures or in Accreted Value of the outstanding Senior Discount Debentures, as the case may be; (v) the default by the Company or any Significant Subsidiary in the payment when due at maturity of indebtedness for borrowed money in


                                        A-2-6
excess of $25.0 million (individually or in the aggregate), and such defaulted payment shall not have been made, waived, or extended within 30 days of such payment default; (vi) the acceleration of the maturity of any indebtedness for borrowed money issued under an indenture or other instrument of the Company or any Significant Subsidiary in excess of $25.0 million (individually or in the aggregate), and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration; (vii) certain final judgments for the payment of money that remain undischarged or unstayed for a period of 60 days or (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the outstanding Senior Debentures may, and the Trustee, upon the request of the holders of not less than 25% in aggregate principal amount of the outstanding Senior Debentures shall, declare all the Senior Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Debentures. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

       14. NO RECOURSE AGAINST OTHERS. A past, present or future partner, equityholder, director, officer, employee or controlling person of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Senior Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Debentures.

       15. AUTHENTICATION. This Senior Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR DEBENTURES AND RESTRICTED DEFINITIVE SENIOR DEBENTURES. In addition to the rights provided to Holders of Senior Debentures under the Indenture, Holders of Restricted Global Senior Debentures and Restricted


                                        A-2-7

Definitive Senior Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of April 3, 1998, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

       18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Falcon Holding Group, L.P.
                        Falcon Funding Corporation
                        10900 Wilshire Blvd., 15th Floor
                        Los Angeles, CA 90024
                        Attention:  General Counsel


                                        A-2-8

                                   ASSIGNMENT FORM

To assign this Senior Debenture, fill in the form below: (I) or (we) assign and transfer this Senior Debenture to


--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
-------
to transfer this Senior Debenture on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Date:
     --------
                                     Your Signature:
                                                  -----------------------------

                                     (Sign exactly as your name appears on the face of this Senior Debenture)

Signature Guarantee.


                                        A-2-9

                          OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Senior Debenture purchased by the Issuers pursuant to Section 4.15 or 4.18 of the Indenture, check the box below:

                / / Section 4.15          / / Section 4.18

                If you want to elect to have only part of the Senior Debenture purchased by the Issuers pursuant to Section 4.15 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $________


Date:
     ---------
                                     Your Signature:
                                                  -----------------------------
                                     (Sign exactly as your name appears on the face of this Senior Debenture)

                                     Tax Identification No:


Signature Guarantee.


                                        A-2-10

         SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL DEBENTURE

                The following exchanges of a part of this Regulation S Temporary Global Debenture for an interest in another Global Debenture, or of other Restricted Global Debentures for an interest in this Regulation S Temporary Global Debenture, have been made:


                                                    Principal
                   Amount of       Amount of          Amount
                  decrease in     increase in     of this Global
                   Principal       Principal          Senior      Signature of
                     Amount          Amount         Debenture      authorized
                 of this Global  of this Global   following such   officer of
     Date of         Senior          Senior        decrease (or    Trustee or
    Exchange       Debenture       Debenture        increase)       Custodian
    --------       ---------       ---------        ---------       ---------





                                        A-2-11

                                     EXHIBIT A-3
                                 (Face of Debenture)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $633.29, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $366.71, THE ISSUE DATE IS APRIL 3, 1998 AND THE YIELD TO MATURITY IS 9.285% PER ANNUM."
                                                         CUSIP/CINS __________

           9.285% [Series A] [Series B] Senior Discount Debentures due 2010

No. __                                                             $__________

                            FALCON HOLDING GROUP, L.P. and

                              FALCON FUNDING CORPORATION

promise to pay to
                 --------------------------------------------------
                or registered assigns,

the principal sum of
                    -----------------------------------------------
Dollars on April 15, 2010
Interest Payment Dates:  April 15 and October 15
Record Dates:  April 1 and October 1
                                                  DATED: ____________, ____

                                                  FALCON HOLDING GROUP, L.P.

                                                  BY FALCON HOLDING GROUP,
                                                  INC., GENERAL PARTNER


                                                  BY:
                                                     --------------------------
                                                  Name:
                                                  Title:

                                                  FALCON FUNDING CORPORATION


                                                  BY:
                                                     --------------------------
                                                  Name:
                                                  Title:

This is one of the [Global] Senior
Debentures referred to in the
within-mentioned Indenture:

United States Trust Company of New York, as Trustee

By:
   ------------------------------------


                                        A-3-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------






                                        A-3-2

                                 (Back of Debenture)

           9.285% [Series A] [Series B] Senior Discount Debentures due 2010

       ["THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
       SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."]

       ["THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
       (2) AGREES THAT IT WILL NOT, WITHIN THE TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DEBENTURE, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF SENIOR DISCOUNT DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) AFTER REGISTRATION OR PURSUANT TO AN EFFECTIVE REGISTRATION


                                        A-3-2

       STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WILL BE REQUIRED TO EFFECT ANY TRANSFER OF DEBENTURES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE PLACEMENT AGENTS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS."]

       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1. INTEREST. Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), and Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers"), promise to pay interest on the Accreted Value of this Senior Discount Debenture at the rate and times and in the manner specified below. No interest will accrue on this Senior Discount Debenture until April 15, 2003, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and April 15, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value will be equal to the full principal amount at maturity of this Senior Discount Debenture on April 15, 2003; PROVIDED, HOWEVER, that at any time prior to April 15, 2003, the Issuers may elect to commence the accrual of cash interest on any Interest Payment Date (as defined below), in which case the outstanding principal amount at maturity of this Senior Discount Debenture will be reduced to the Accreted Value of such Debenture as of such Interest Payment Date and interest will be payable semiannually in cash on each interest payment date thereafter; PROVIDED, FURTHER, that, if the TCI Contribution is not consummated on or before June 30, 1999, (i) this Senior Discount Debenture shall bear cash interest on the Accreted Value thereof (in addition to accretion of principal) at a rate of 0.75% per annum until April 15, 2003, and thereafter the interest rate on this Senior Discount Debenture shall be increased by 0.75% per annum; PROVIDED, FURTHER, that if the TCI Contribution is consummated on or before December 31, 1999, the additional interest set forth in the immediately preceding proviso shall no longer be payable. Beginning on April 15, 2003, cash interest on this Senior Discount Debenture will accrue at the rate of 9.285% per annum until maturity. In addition, in the event the Issuers have not consummated a registered exchange offer


                                        A-3-3
for this Senior Discount Debenture or have caused a shelf registration statement with respect to this Senior Discount Debenture to be declared effective on or prior to the date that is 180 days after the Issue Date, this Senior Discount Debenture will bear cash interest on the Accreted Value thereof (in addition to the accretion of principal) at a rate of 0.5% per annum until April 15, 2003, and thereafter the interest rate on this Senior Discount Debenture shall be increased by 0.5%; PROVIDED that such additional interest shall be payable until
(i) the Exchange Offer is consummated, (ii) the Issuers cause a shelf registration statement with respect to resales of the Debentures to become effective under the Securities Act or (iii) the date that this Senior Discount Debenture becomes freely tradeable without registration under the Securities Act. The Issuers will pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Cash interest on the Senior Discount Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Senior Discount Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, cash interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       2. METHOD OF PAYMENT. The Issuers will pay cash interest, as applicable, on the Senior Discount Debentures (except defaulted interest) to the Persons who are registered holders of Senior Discount Debentures (the "Holders") at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Senior Discount Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Senior Discount Debentures will be payable as to Accreted Value, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

       4. INDENTURE. The Issuers issued the Senior Discount Debentures under an Indenture dated as of April 3, 1998 (the "Indenture"), among the Issuers and the Trustee. The terms of the Senior Discount Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections
 77aaa-77bbbb). The Senior Discount Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Discount Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Discount Debentures are joint and several senior unsecured obligations of the Issuers.


                                        A-3-4

       5.       OPTIONAL REDEMPTION.

       (a) The Senior Discount Debentures will be redeemable, at the Issuers' option, in whole or in part, at any time on or after April 15, 2003 and prior to maturity. The Senior Discount Debentures are redeemable at the redemption prices set forth below (expressed in percentages of Accreted Value), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years set forth below:


   YEAR                                                       PERCENTAGE
   ----                                                       ----------
   2003. . . . . . . . . . . . . . . . . . . . . . . . .       104.643%
   2004. . . . . . . . . . . . . . . . . . . . . . . . .       103.095%
   2005. . . . . . . . . . . . . . . . . . . . . . . . .       101.548%
   2006 and thereafter . . . . . . . . . . . . . . . . .       100.000%


       (b) In addition, prior to April 15, 2001, the Issuers may redeem up to 35% of the aggregate principal amount at maturity of the Senior Discount Debentures with the net cash proceeds of one or more sales by the Company of its Capital Stock (other than Redeemable Capital Stock), at any time or from time to time in part, at a redemption price equal to 109.285% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of record on the relevant record date that is prior to the redemption date to receive interest due on an Interest Payment
Date); PROVIDED, that at least 65% in aggregate principal amount at maturity of Senior Discount Debentures remains outstanding immediately after each such redemption (excluding any Senior Discount Debentures owned by the Issuers or any of their Affiliates).

       6. SINKING FUND. The Issuers shall not be required to make sinking fund payments with respect to the Debentures.

       7.       REPURCHASE AT OPTION OF HOLDER.

       (a) Within 30 days of the occurrence of a Change of Control, the Issuers shall commence an Offer to Purchase for all Senior Discount Debentures then outstanding at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest (if any) to the Payment Date.

       (b) If FHGLP or a Restricted Subsidiary consummates any Asset Sales and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to
Section 4.15 of the Indenture totals at least $10.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount or aggregate Accreted Value, as applicable, of Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof in the case of Senior Debentures and a purchase price equal to 100% of the Accreted Value thereof in the case of Senior Discount Debentures, plus, in each case, accrued interest (if any) to the date of payment.

       8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Discount Debentures are to be redeemed at its registered address. Senior Discount Debentures in denominations larger than $1,000


                                        A-3-5
may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Discount Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Discount Debentures or portions thereof called for redemption.

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Discount Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Discount Debentures may be registered and Senior Discount Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Discount Debenture or portion of a Senior Discount Debenture selected for redemption, except for the unredeemed portion of any Senior Discount Debenture being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Senior Discount Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Discount Debenture may be treated as its owner for all purposes.

       11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Discount Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Debentures and Additional Senior Discount Debentures, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Senior Discount Debentures may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Debentures and Additional Senior Discount Debentures, if any, voting as a single class. Without the consent of any Holder of a Senior Discount Debenture, the Indenture or the Senior Discount Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Discount Debentures in addition to or in place of certificated Senior Discount Debentures, to provide for the assumption of the Issuers's obligations to Holders of the Senior Discount Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Discount Debentures or that does not materially and adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Senior Discount Debentures in accordance with the limitations set forth in the Indenture.

       12. DEFAULTS AND REMEDIES. An Event of Default occurs if: (i) the Issuers default in the payment of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) the Issuers default in the payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company fails to comply with any of the provisions of Section 4.15, 4.16, 4.18 or 5.01 of the Indenture; (iv) the Issuers default in the performance of or breach any other covenant or agreement in this Indenture or under the Debentures (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debentures or in Accreted Value of the outstanding Senior Discount Debentures, as the case may be; (v) the default by the Company or any Significant Subsidiary in the payment when due at maturity of indebtedness for borrowed money in


                                        A-3-6
excess of $25.0 million (individually or in the aggregate), and such defaulted payment shall not have been made, waived, or extended within 30 days of such payment default; (vi) the acceleration of the maturity of any indebtedness for borrowed money issued under an indenture or other instrument of the Company or any Significant Subsidiary in excess of $25.0 million (individually or in the aggregate), and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration; (vii) certain final judgments for the payment of money that remain undischarged or unstayed for a period of 60 days or (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount at maturity of the outstanding Senior Discount Debentures may, and the Trustee, upon the request of the holders of not less than 25% in aggregate principal amount at maturity of the outstanding Senior Discount Debentures shall, declare all the Senior Discount Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Discount Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Discount Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Discount Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Senior Discount Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Discount Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Discount Debentures. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

       13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

       14. NO RECOURSE AGAINST OTHERS. A past, present or future partner, equityholder, director, officer, employee or controlling person of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Senior Discount Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Discount Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Discount Debentures.

       15. AUTHENTICATION. This Senior Discount Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                        A-3-7

       17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR DISCOUNT DEBENTURES AND RESTRICTED DEFINITIVE SENIOR DISCOUNT DEBENTURES. In addition to the rights provided to Holders of Senior Discount Debentures under the Indenture, Holders of Restricted Global Senior Discount Debentures and Restricted Definitive Senior Discount Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of April 3, 1998, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

       18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Discount Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Discount Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Falcon Holding Group, L.P.
                        Falcon Funding Corporation
                        10900 Wilshire Blvd., 15th Floor
                        Los Angeles, CA 90024
                        Attention:  General Counsel


                                        A-3-8

                                   Assignment Form

To assign this Senior Discount Debenture, fill in the form below: (I) or (we) assign and transfer this Senior Discount Debenture to


--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
-----
to transfer this Senior Discount Debenture on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Date:
     -----
                                          Your Signature:
                                                          ---------------------
                                          (Sign exactly as your name appears on
                                          the face of this Senior Discount
                                          Debenture)

Signature Guarantee.


                                        A-3-9

                          OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Senior Discount Debenture purchased by the Issuers pursuant to Section 4.15 or 4.18 of the Indenture, check the box below:

                / / Section 4.15          / / Section 4.18

                If you want to elect to have only part of the Senior Discount Debenture purchased by the Issuers pursuant to Section 4.15 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $________


Date:
     ---------
                                          Your Signature:
                                                          ---------------------
                                          (Sign exactly as your name appears on
                                          the face of this Senior Discount
                                          Debenture)

                                          Tax Identification No:
                                                                 --------------

Signature Guarantee.


                                        A-3-10

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SENIOR DISCOUNT
                                    DEBENTURE (1)
                The following exchanges of a part of this Global Senior
Discount Debenture for an interest in another Global Senior Discount Debenture or for a Definitive Senior Discount Debenture, or exchanges of a part of another Global Senior Discount Debenture or Definitive Senior Discount Debenture for an interest in this Global Senior Discount Debenture, have been made:


                   Amount of         Amount of        Principal
                  decrease in       increase in     Amount of this
                   Principal         Principal      Global Senior
                   Amount at         Amount at         Discount     Signature of
                  Maturity of       Maturity of       Debenture      authorized
                  this Global       this Global     following such   officer of
     Date of    Senior Discount   Senior Discount    decrease (or    Trustee or
    Exchange       Debenture         Debenture        increase)       Custodian
  ------------  ----------------  ----------------  --------------  -----------






-------------------------
1      THIS SHOULD BE INCLUDED ONLY IF THE SENIOR DEBENTURE IS ISSUED IN GLOBAL
FORM.


                                        A-3-11

                                     EXHIBIT A-4

          (Face of Regulation S Temporary Global Senior Discount Debenture)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        "FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $633.29, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $366.71, THE ISSUE DATE IS APRIL 3, 1998 AND THE YIELD TO MATURITY IS 9.285% PER ANNUM."
                                                       CUSIP/CINS __________

           9.285% [Series A] [Series B] Senior Discount Debentures due 2010

No. __                                                           $__________

                            FALCON HOLDING GROUP, L.P. and

                              FALCON FUNDING CORPORATION

promise to pay to
                 ------------------------------------------------
                or registered assigns,

the principal sum of
                    ---------------------------------------------
Dollars on April 15, 2010
Interest Payment Dates:  April 15 and October 15
Record Dates:  April 1 and October 1
                                                  Dated: ____________, ____

                                                  FALCON HOLDING GROUP, L.P.

                                                  BY FALCON HOLDING GROUP,
                                                  INC., GENERAL PARTNER


                                                  By:
                                                     --------------------------
                                                  Name:
                                                  Title:

                                                  FALCON FUNDING CORPORATION


                                                  By:
                                                     --------------------------
                                                  Name:
                                                  Title:

This is one of the [Global] Senior
Debentures referred to in the
within-mentioned Indenture:

United States Trust Company of New York, as Trustee

By:
   ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                        A-4-1

          (Back of Regulation S Temporary Global Senior Discount Debenture)

           9.285% [Series A] [Series B] Senior Discount Debentures due 2010

       THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL DEBENTURE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR DISCOUNT DEBENTURES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR DISCOUNT DEBENTURE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

       ["THIS GLOBAL DEBENTURE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS DEBENTURE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL DEBENTURE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL DEBENTURE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
       SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL DEBENTURE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."]

       ["THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
       (2) AGREES THAT IT WILL NOT, WITHIN THE TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS DEBENTURE, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS


                                        A-4-2

       RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE ACCRETED VALUE OF SENIOR DISCOUNT DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (F) AFTER REGISTRATION OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER WILL BE REQUIRED TO EFFECT ANY TRANSFER OF DEBENTURES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE PLACEMENT AGENTS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS."]

       Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

       1. INTEREST. Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), and Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers"), promise to pay interest on the Accreted Value of this Senior Discount Debenture at the rate and times and in the manner specified below. No interest will accrue on this Senior Discount Debenture until April 15, 2003, but the Accreted Value will increase (representing amortization of original issue discount) between the date of original issuance and April 15, 2003, on a semi-annual bond equivalent basis using a 360-day year comprised of twelve 30-day months, such that the Accreted Value will be equal to the full principal amount at maturity of this Senior Discount Debenture on April 15, 2003; PROVIDED, HOWEVER, that at any time prior to April 15, 2003, the Issuers may elect to commence the accrual of cash interest on any Interest Payment Date (as defined below), in which case the outstanding principal amount at maturity of this Senior Discount Debenture will be reduced to the Accreted Value of such Debenture as of such Interest Payment Date and interest will be payable semiannually in cash on each interest payment date thereafter; PROVIDED, FURTHER, that, if the TCI Contribution is not consummated on or before June 30, 1999, (i) this Senior Discount Debenture shall bear cash interest on the Accreted Value thereof (in


                                        A-4-3
addition to accretion of principal) at a rate of 0.75% per annum until April 15, 2003, and thereafter the interest rate on this Senior Discount Debenture shall be increased by 0.75% per annum; PROVIDED, FURTHER, that if the TCI Contribution is consummated on or before December 31, 1999, the additional interest set forth in the immediately preceding proviso shall no longer be payable. Beginning on April 15, 2003, cash interest on this Senior Discount Debenture will accrue at the rate of 9.285% per annum until maturity. In addition, in the event the Issuers have not consummated a registered exchange offer for this Senior Discount Debenture or have caused a shelf registration statement with respect to this Senior Discount Debenture to be declared effective on or prior to the date that is 180 days after the Issue Date, this Senior Discount Debenture will bear cash interest on the Accreted Value thereof (in addition to the accretion of principal) at a rate of 0.5% per annum until April 15, 2003, and thereafter the interest rate on this Senior Discount Debenture shall be increased by 0.5%; PROVIDED that such additional interest shall be payable until (i) the Exchange Offer is consummated, (ii) the Issuers cause a shelf registration statement with respect to resales of the Debentures to become effective under the Securities Act or (iii) the date that this Senior Discount Debenture becomes freely tradeable without registration under the Securities Act. The Issuers will pay interest semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Cash interest on the Senior Discount Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Senior Discount Debenture is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, cash interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

       Until this Regulation S Temporary Global Senior Discount Debenture is exchanged for one or more Regulation S Permanent Global Senior Discount Debentures, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Senior Discount Debenture shall in all other respects be entitled to the same benefits as other Senior Discount Debentures under the Indenture.

       2. METHOD OF PAYMENT. The Issuers will pay cash interest, as applicable, on the Senior Discount Debentures (except defaulted interest) to the Persons who are registered holders of Senior Discount Debentures (the "Holders") at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Senior Discount Debentures are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Senior Discount Debentures will be payable as to Accreted Value, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

       3. PAYING AGENT AND REGISTRAR. Initially, United States Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying


                                        A-4-4

Agent or Registrar without notice to any Holder. The Issuers or any of their Subsidiaries may act in any such capacity.

       4. INDENTURE. The Issuers issued the Senior Discount Debentures under an Indenture dated as of April 3, 1998 (the "Indenture"), among the Issuers and the Trustee. The terms of the Senior Discount Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections
 77aaa-77bbbb). The Senior Discount Debentures are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Discount Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Discount Debentures are joint and several senior unsecured obligations of the Issuers.

       5.       OPTIONAL REDEMPTION.

       (a) The Senior Discount Debentures will be redeemable, at the Issuers' option, in whole or in part, at any time on or after April 15, 2003 and prior to maturity. The Senior Discount Debentures are redeemable at the redemption prices set forth below (expressed in percentages of Accreted Value), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on April 15 of the years set forth below:


   YEAR                                                          PERCENTAGE
   ----                                                          ----------
   2003. . . . . . . . . . . . . . . . . . . . . . . . . . . .    104.643%
   2004. . . . . . . . . . . . . . . . . . . . . . . . . . . .    103.095%
   2005. . . . . . . . . . . . . . . . . . . . . . . . . . . .    101.548%
   2006 and thereafter . . . . . . . . . . . . . . . . . . . .    100.000%


       (b) In addition, prior to April 15, 2001, the Issuers may redeem up to 35% of the aggregate principal amount at maturity of the Senior Discount Debentures with the net cash proceeds of one or more sales by the Company of its Capital Stock (other than Redeemable Capital Stock), at any time or from time to time in part, at a redemption price equal to 109.285% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the rights of Holders of record on the relevant record date that is prior to the redemption date to receive interest due on an Interest Payment
Date); PROVIDED, that at least 65% in aggregate principal amount at maturity of Senior Discount Debentures remains outstanding immediately after each such redemption (excluding any Senior Discount Debentures owned by the Issuers or any of their Affiliates).

       6. SINKING FUND. The Issuers shall not be required to make sinking fund payments with respect to the Debentures.

       7.       REPURCHASE AT OPTION OF HOLDER.

       (a) Within 30 days of the occurrence of a Change of Control, the Issuers shall commence an Offer to Purchase for all Senior Discount Debentures then outstanding at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest (if any) to the Payment Date.


                                        A-4-5

       (b) If FHGLP or a Restricted Subsidiary consummates any Asset Sales and if, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to
Section 4.15 of the Indenture totals at least $10.0 million, the Issuers must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount or aggregate Accreted Value, as applicable, of Debentures equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof in the case of Senior Debentures and a purchase price equal to 100% of the Accreted Value thereof in the case of Senior Discount Debentures, plus, in each case, accrued interest (if any) to the date of payment.

       8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Discount Debentures are to be redeemed at its registered address. Senior Discount Debentures in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Discount Debentures held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Discount Debentures or portions thereof called for redemption.

       9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Discount Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Discount Debentures may be registered and Senior Discount Debentures may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Discount Debenture or portion of a Senior Discount Debenture selected for redemption, except for the unredeemed portion of any Senior Discount Debenture being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Debentures for a period of 15 days before a selection of Senior Discount Debentures to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

       This Regulation S Temporary Global Senior Discount Debenture is exchangeable in whole or in part for one or more Global Senior Discount Debentures only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Senior Discount Debenture for one or more Global Senior Discount Debentures, the Trustee shall cancel this Regulation S Temporary Senior Global Debenture.


       10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Discount Debenture may be treated as its owner for all purposes.

       11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Discount Debentures may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Discount Debentures and Additional Senior Discount Debentures, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture or the Senior Discount Debentures may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Debentures and Additional Senior Discount Debentures, if any, voting as a single class. Without the consent of any Holder of a Senior Discount Debenture, the Indenture or the Senior Discount Debentures may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Discount Debentures in addition to or in place of certificated Senior Discount


                                        A-4-6

Debentures, to provide for the assumption of the Issuers's obligations to Holders of the Senior Discount Debentures in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Discount Debentures or that does not materially and adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Senior Discount Debentures in accordance with the limitations set forth in the Indenture.

       12. DEFAULTS AND REMEDIES. An Event of Default occurs if: (i) the Issuers default in the payment of principal of or premium, if any, on the Debentures when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (ii) the Issuers default in the payment of interest on any Debenture when the same becomes due and payable, and such default continues for a period of 30 days; (iii) the Company fails to comply with any of the provisions of Section 4.15, 4.16, 4.18 or 5.01 of the Indenture; (iv) the Issuers default in the performance of or breach any other covenant or agreement in this Indenture or under the Debentures (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 30 days after written notice by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debentures or in Accreted Value of the outstanding Senior Discount Debentures, as the case may be; (v) the default by the Company or any Significant Subsidiary in the payment when due at maturity of indebtedness for borrowed money in excess of $25.0 million (individually or in the aggregate), and such defaulted payment shall not have been made, waived, or extended within 30 days of such payment default; (vi) the acceleration of the maturity of any indebtedness for borrowed money issued under an indenture or other instrument of the Company or any Significant Subsidiary in excess of $25.0 million (individually or in the aggregate), and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration;
(vii) certain final judgments for the payment of money that remain undischarged or unstayed for a period of 60 days or (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount at maturity of the outstanding Senior Discount Debentures may, and the Trustee, upon the request of the holders of not less than 25% in aggregate principal amount at maturity of the outstanding Senior Discount Debentures shall, declare all the Senior Discount Debentures to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Discount Debentures will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Discount Debentures except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount at maturity of the then outstanding Senior Discount Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Discount Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount at maturity of the Senior Discount Debentures then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Discount Debentures waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Discount Debentures. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


                                        A-4-7

       13. TRUSTEE DEALINGS WITH ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

       14. NO RECOURSE AGAINST OTHERS. A past, present or future partner, equityholder, director, officer, employee or controlling person of the Issuers, as such, shall not have any liability for any obligations of the Issuers under the Senior Discount Debentures or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Discount Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Discount Debentures.

       15. AUTHENTICATION. This Senior Discount Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

       16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

       17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR DISCOUNT DEBENTURES AND RESTRICTED DEFINITIVE SENIOR DISCOUNT DEBENTURES. In addition to the rights provided to Holders of Senior Discount Debentures under the Indenture, Holders of Restricted Global Senior Discount Debentures and Restricted Definitive Senior Discount Debentures shall have all the rights set forth in the Registration Rights Agreement dated as of April 3, 1998, among the Issuers and the parties named on the signature pages thereof (the "Registration Rights Agreement").

       18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Discount Debentures and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Discount Debentures or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

       The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                        Falcon Holding Group, L.P.
                        Falcon Funding Corporation
                        10900 Wilshire Blvd., 15th Floor
                        Los Angeles, CA 90024
                        Attention:  General Counsel


                                        A-4-8

                                   Assignment Form

To assign this Senior Discount Debenture, fill in the form below: (I) or (we) assign and transfer this Senior Discount Debenture to


--------------------------------------------------------------------------------
                    (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
------
to transfer this Senior Discount Debenture on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------
Date:
     ------
                                                  Your Signature:
                                                                 --------------
                                                  (Sign exactly as your name
                                                  appears on the face of this
                                                  Senior Discount Debenture)

Signature Guarantee.


                                        A-4-9

                          OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Senior Discount Debenture purchased by the Issuers pursuant to Section 4.15 or 4.18 of the Indenture, check the box below:

                / / Section 4.15          / / Section 4.18

                If you want to elect to have only part of the Senior Discount Debenture purchased by the Issuers pursuant to Section 4.15 or Section 4.18 of the Indenture, state the amount you elect to have purchased: $________


Date:
      --------
                                                  Your Signature:
                                                                 --------------
                                                  (Sign exactly as your name
                                                  appears on the face of this
                                                  Senior Discount Debenture)

                                                  Tax Identification No:
                                                                        -------

Signature Guarantee.


                                        A-4-10

           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL DEBENTURE

                The following exchanges of a part of this Regulation S
Temporary Global Senior Discount Debenture for an interest in another Global Senior Discount Debenture, or of other Restricted Global Senior Discount Debentures for an interest in this Regulation S Temporary Global Senior Discount Debenture, have been made:


                   Amount of       Amount of        Principal
                  decrease in     increase in     Amount of this
                   Principal       Principal      Global Senior
                   Amount at       Amount at         Discount     Signature of
                  Maturity of     Maturity of       Debenture      authorized
                  this Global     this Global     following such   officer of
     Date of    Senior Discount Senior Discount    decrease (or    Trustee or
    Exchange       Debenture       Debenture        increase)       Custodian
    --------    --------------- ---------------   --------------   ------------






                                        A-4-11

                                      EXHIBIT B

                           FORM OF CERTIFICATE OF TRANSFER

Falcon Holding Group, L.P.
Falcon Funding Corporation
10900 Wilshire Blvd., 15th Floor
Los Angeles, CA  90024

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, NY  10036

       Re:      8.375% Senior Debentures due 2010 and 9.285% Senior Discount
Debentures due 2010

                Reference is hereby made to the Indenture dated as of April 3, 1998 (the "INDENTURE"), among Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers") and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                ___________________, (the "TRANSFEROR") owns and proposes to transfer the Debenture[s] or interest in such Debenture[s] specified in Annex A hereto, in the principal amount or principal amount at maturity, as applicable, of $___________ in such Debenture[s] or interests (the "TRANSFER"), to ___________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                [CHECK ALL THAT APPLY]

1. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A 144A GLOBAL DEBENTURE OR A DEFINITIVE DEBENTURE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Debenture is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Debenture for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

2. / / CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A TEMPORARY REGULATION S GLOBAL DEBENTURE, A REGULATION S GLOBAL DEBENTURE OR A DEFINITIVE DEBENTURE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the

Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Placement Agent). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Debenture, the Temporary Regulation S Global Debenture and/or the Definitive Debenture and in the Indenture and the Securities Act.

3. / / CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A DEFINITIVE DEBENTURE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Debentures and Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                (a) / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                          or

                (b) / / such Transfer is being effected to the Issuers or a subsidiary thereof;

                                          or

                (c) / / such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                          or

                (d) / / such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Debenture or Restricted Definitive Debenture and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount or Accreted Value, as the case may be, of Debentures at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Debentures and in the Indenture and the Securities Act.

4. / / Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Debenture or of an Unrestricted Definitive Debenture.

                (a) / / CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

                (b) / / CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures, on Restricted Definitive Debentures and in the Indenture.

                (c)     / / CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION.
(i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Debenture will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Debentures or Restricted Definitive Debentures and in the Indenture.

                This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                     -----------------------------------
                                     [Insert Name of Transferor]


                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

Dated: __________, ____

                          ANNEX A TO CERTIFICATE OF TRANSFER

1.     The Transferor owns and proposes to transfer the following:

                                     [CHECK ONE]

       (a)      / / a beneficial interest in the:

                (i) / / 144A Global Senior Debenture (CUSIP 30606P AA 7), or

                (ii) / / Regulation S Global Senior Debenture (CUSIP U30589 AA 0), or

                (iii) / / 144A Global Senior Discount Debenture (CUSIP 30606P AD 1), or

                (iv) / / Regulation S Global Senior Discount Debenture (CUSIP U30589 AB 8), or

       (b)      / / a Restricted Definitive Senior Debenture; or

       (c)      / / a Restricted Definitive Senior Discount Debenture.

2.     After the Transfer the Transferee will hold:

                                     [CHECK ONE]

       (a)      / / a beneficial interest in the:

                (i) / / 144A Global Senior Debenture (CUSIP 30606P AA 7), or

                (ii) / / Regulation S Global Senior Debenture (CUSIP U30589 AA 0), or

                (iii)   / / Unrestricted Global Senior Debenture (CUSIP
); or

                (iv) / / 144A Global Senior Discount Debenture (CUSIP 30606P AD 1), or

                (v) / / Regulation S Global Senior Discount Debenture (CUSIP U30589 AB 8), or

                (vi)    / / Unrestricted Global Senior Discount Debenture
(CUSIP         ); or

       (b)      / / a Restricted Definitive Senior Debenture; or

       (c)      / / a Restricted Definitive Senior Discount Debenture; or

       (d)      / / an Unrestricted Definitive Senior Debenture; or

       (e)      / / an Unrestricted Definitive Senior Discount Debenture.

       in accordance with the terms of the Indenture.

                                      EXHIBIT C
                           FORM OF CERTIFICATE OF EXCHANGE


Falcon Holding Group, L.P.
Falcon Funding Corporation
10900 Wilshire Blvd., 15th Floor
Los Angeles, CA  90024

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, NY  10036

       Re:      8.375% Senior Debentures due 2010 and 9.285% Senior Discount
Debentures due 2010

                Reference is hereby made to the Indenture dated as of April 3, 1998 (the "INDENTURE"), among Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers") and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                ___________________, (the "OWNER") owns and proposes to exchange the Debenture[s] or interest in such Debenture[s] specified herein, in the principal amount or principal amount at maturity, as applicable, of $___________ in such Debenture[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL DEBENTURE FOR UNRESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL DEBENTURE

                (a)     / /     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
IN A RESTRICTED GLOBAL DEBENTURE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL DEBENTURE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a beneficial interest in an Unrestricted Global Debenture in an equal principal amount or principal amount at maturity, as applicable, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Debentures and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (b)     / /     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
IN A RESTRICTED GLOBAL DEBENTURE TO UNRESTRICTED DEFINITIVE DEBENTURE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (c)     / /     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
DEBENTURE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL DEBENTURE. In connection with the Owner's Exchange of a Restricted Definitive Debenture for a beneficial interest in an Unrestricted Global Debenture, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                (d)     / /     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
DEBENTURE TO UNRESTRICTED DEFINITIVE DEBENTURE. In connection with the Owner's Exchange of a Restricted Definitive Debenture for an Unrestricted Definitive Debenture, the Owner hereby certifies (i) the Unrestricted Definitive Debenture is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Debentures and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Debenture is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

 2. EXCHANGE OF RESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES FOR RESTRICTED DEFINITIVE DEBENTURES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL DEBENTURES

                (a)     / /     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST
IN A RESTRICTED GLOBAL DEBENTURE TO RESTRICTED DEFINITIVE DEBENTURE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Debenture for a Restricted Definitive Debenture with an equal principal amount or principal amount at maturity, as applicable, the Owner hereby certifies that the Restricted Definitive Debenture is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Debenture issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Debenture and in the Indenture and the Securities Act.

                (b)     / /     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE
DEBENTURE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL DEBENTURE. In connection with the Exchange of the Owner's Restricted Definitive Debenture for a beneficial interest in a [CHECK ONE] / / 144A Global Debenture / / Regulation S Global Debenture with an equal principal amount or principal amount at maturity, as applicable, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Debentures and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the relevant Restricted Global Debenture and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                     -----------------------------------
                                          [Insert Name of Owner]


                                     By:
                                         -------------------------------
                                     Name:
                                     Title:

Dated: ________________, ____

                                      EXHIBIT D


                               FORM OF CERTIFICATE FROM

                     ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Falcon Holding Group, L.P.
Falcon Funding Corporation
10900 Wilshire Blvd., 15th Floor
Los Angeles, CA  90024

United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, NY  10036

       Re:      8.375% Senior Debentures due 2010 and 9.285% Senior Discount
Debentures due 2010

                Reference is hereby made to the Indenture dated as of April 3, 1998 (the "INDENTURE"), among Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), Falcon Funding Corporation, a California corporation ("FFC" and, together with FHGLP, the "Issuers") and United States Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                In connection with our proposed purchase of $____________ aggregate principal amount or aggregate principal amount at maturity, as applicable, of:

                (a)     / /     a beneficial interest in a Global Debenture, or

                (b)     / /     a Definitive Debenture,

                we confirm that:

                        1. We understand that any subsequent transfer of the Debentures or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

                        2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Debentures or any interest therein, we will do so only (A) to the Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount or principal amount at maturity, as applicable, of Debentures, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Debenture or beneficial interest in a Global Debenture from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                        3. We understand that, on any proposed resale of the Debentures or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Debentures or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

                        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                        5. We are acquiring the Debentures or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                        You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                [Insert Name of Accredited Investor]



                                By:
                                   --------------------------------------
                                Name:
                                Title:


Dated: ____________, ____


                                         D-2